SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☒	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

INDYMAC BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

NAME OF FILER

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	Fee not required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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March 17, 2004

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of IndyMac Bancorp, Inc. (“IndyMac”). The meeting will be held on April 28, 2004 at 9:00 a.m. at IndyMac’s offices located at 3465 East Foothill Boulevard, Pasadena, California. The formal notice and proxy statement for this meeting are attached to this letter.

      We hope you attend the Annual Meeting. Even if you currently plan to attend the meeting, however, it is important that you sign, date and return your enclosed proxy card, or submit your voting instructions electronically or via telephone in the manner described on the proxy card, as soon as possible. You may still vote in person at the Annual Meeting if you desire by withdrawing your proxy, but returning your proxy card now, or submitting your voting instructions electronically or via telephone, will assure that your vote is counted if your plans change and you become unable to attend.

      Your vote is important, regardless of the number of shares you own. We urge you to indicate your approval by voting FOR each of the matters indicated in the notice and described in the proxy statement.

      On behalf of the Board of Directors, I thank you for your assistance.

Sincerely,

MICHAEL W. PERRY
Chairman and Chief Executive Officer

INDYMAC BANCORP, INC.

155 North Lake Avenue
Pasadena, California 91101

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 28, 2004

To the Stockholders of INDYMAC BANCORP, INC.:

      Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of IndyMac Bancorp, Inc. (“IndyMac”) will be held at IndyMac’s offices located at 3465 East Foothill Boulevard, Pasadena, California on April 28, 2004 at 9:00 a.m., local time, for the following purposes:

1.	To elect the Board of Directors for the ensuing year;

2.	To approve the IndyMac Bancorp, Inc. 2002 Incentive Plan, as Amended and Restated;

3.	To ratify the appointment of Ernst & Young LLP as IndyMac’s independent auditors for the year ending December 31, 2004; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

      The proposals described above are more fully described in the accompanying proxy statement, which forms a part of this Notice.

      If you plan to attend the Annual Meeting, please notify the undersigned at the address set forth above so that appropriate preparations can be made.

      The Board of Directors has fixed March 1, 2004 as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. A list of those stockholders will be available for inspection at the offices of IndyMac located at 155 North Lake Avenue, Pasadena, California 91101 commencing at least ten days before the Annual Meeting.

      Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card, or submit your voting instructions electronically or via telephone in the manner described on the enclosed proxy card. If you choose to return the enclosed proxy card via United States mail, a return envelope that requires no postage for mailing in the United States is enclosed for this purpose. If you are present at the Annual Meeting you may, if you wish, withdraw your proxy and vote in person. Thank you for your interest and consideration of the proposals listed above.

By Order of the Board of Directors

Stephanie S. Irey
Executive Vice President,
Corporate Secretary
and Chief Governance Officer

March 17, 2004

EACH VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE, OR SUBMIT YOUR VOTING INSTRUCTIONS ELECTRONICALLY OR VIA TELEPHONE IN THE MANNER DESCRIBED ON THE ENCLOSED PROXY CARD.

INDYMAC BANCORP, INC.

155 North Lake Avenue
Pasadena, California 91101

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 28, 2004

      This Proxy Statement is furnished to stockholders of IndyMac Bancorp, Inc. (“IndyMac”) in connection with the solicitation by the Board of Directors of IndyMac of proxies to be voted at the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at IndyMac’s offices located at 3465 East Foothill Boulevard, Pasadena, California on April 28, 2004, at 9:00 a.m. or at any adjournment or postponement thereof. IndyMac expects to mail the proxy solicitation materials for the Annual Meeting on or about March 17, 2004.

      The principal solicitation of proxies for the Annual Meeting is being made by mail. Officers, directors and employees of IndyMac, none of whom will receive additional compensation therefor, may also solicit proxies by telephone or other personal or electronic contact. IndyMac has retained Morrow & Co., Inc. to assist in the solicitation of proxies for an estimated fee of $9,000 plus reimbursement of expenses. IndyMac will bear the cost of the solicitation of proxies, including postage, printing and handling, and will reimburse brokerage firms and other record holders of shares beneficially owned by others for their reasonable expenses incurred in forwarding solicitation material to beneficial owners of shares.

      A stockholder may revoke his or her proxy at any time before it is voted by delivering a later dated, signed proxy or other written notice of revocation to the Corporate Secretary of IndyMac. Any stockholder present at the Annual Meeting may also withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting. All shares represented by properly signed and returned proxies in the accompanying form, unless revoked, will be voted in accordance with the instructions given thereon. If no instructions are given, the shares will be voted in favor of Proposals One, Two and Three described in this Proxy Statement.

      Only holders of shares of IndyMac’s Common Stock, par value $0.01 per share (the “Common Stock”), of record at the close of business on the March 1, 2004 record date for the Annual Meeting will be entitled to notice of and to vote at the Annual Meeting or at any postponement or adjournment thereof. On the record date, 57,430,305 shares of Common Stock were outstanding. Stockholders will each be entitled to one vote per share of Common Stock held by them.

      Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting. Pursuant to IndyMac’s Bylaws and the Delaware General Corporation Law (the “DGCL”), the presence of the holders of shares representing a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, whether in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Under the DGCL, abstentions and “broker non-votes” (that is, proxies from brokers or nominees as to which such persons have not received instructions from the beneficial owners or other persons entitled to vote with respect to a matter on which the brokers or nominees do not have the discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum.

(i)

      The election of each of the director nominees under Proposal One and the approval of Proposal Three require the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote on the proposal at the Annual Meeting. Approval of Proposal Two requires the affirmative vote of a majority of the votes cast, provided that the total votes cast represents over 50% of the shares entitled to vote on the proposal. For purposes of determining approval of a matter presented at the Annual Meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote “against” proposals One and Three. Abstentions are not considered “votes cast,” so they will be disregarded when calculating the votes cast for and against Proposal Two, and therefore, will have no legal effect with respect to the vote on Proposal Two.

      A broker non-vote will be deemed “not entitled to vote” on the proposal for which the non-vote is indicated and will, therefore, have no legal effect on the voting for the election of directors and Proposal Three. Broker non-votes are not considered to be “votes cast,” so they will be disregarded when calculating the votes cast for and against Proposal Two and, therefore, will have no legal effect with respect to the vote on Proposal Two. Under rules recently adopted by the New York Stock Exchange, brokers holding shares of Common Stock for the accounts of their customers are entitled to vote on Proposal Two only pursuant to instructions from the beneficial owners of such shares.

RECEIVE YOUR ANNUAL REPORT AND

PROXY STATEMENT ON-LINE NEXT YEAR

      You can save IndyMac future postage and printing expense by consenting to receive future annual reports and proxy statements over the Internet instead of receiving paper copies in the mail.

      Stockholders will be given the opportunity to consent to future Internet delivery. You may consent to future Internet delivery by so indicating in the space provided on the enclosed proxy card. For some stockholders this option will only be available if the stock brokerage firm, bank or other record holder of their shares makes appropriate provision to obtain such consent or if they vote electronically by the Internet when they vote their proxy this year.

      If you are not given an opportunity to consent to Internet delivery when you vote your proxy, contact the bank, broker or other holder of record through which you hold your shares and inquire about the availability of this means of delivery to you.

      If you consent, your account will be so noted and, when the proxy statement for the 2005 Annual Meeting of Stockholders and IndyMac’s 2004 Annual Report become available, you will be notified on how to access them on the Internet.

      Stockholders who elected last year to receive their IndyMac materials via the Internet this year will be notified of the Internet location of the materials at the same time the materials are distributed to all other IndyMac stockholders.

      If you elect to receive your IndyMac materials via the Internet, you can still request paper copies by writing to Investor Relations at IndyMac Bancorp, Inc., 155 North Lake Avenue, P.O. Box 7211, Pasadena, California 91109-7137.

(ii)

STOCK PERFORMANCE GRAPH

      The following chart compares the total stockholder returns (stock price increase plus dividends) on IndyMac’s Common Stock from December 31, 1998 through December 31, 2003 with the total stockholder returns for the Russell 1000 Index, as the broad market index, and the Russell 1000 Financial Services Index, as the peer group index. The graph assumes that the value of the investment in the Common Stock and each index was $100 on December 31, 1998 and that all dividends were reinvested.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

Assumes $100 Invested on December 31, 1998

Assumes Dividends Reinvested Through Fiscal Year Ended December 31, 2003

PRINCIPAL STOCKHOLDERS

      As of March 10, 2004, the following entities were known to IndyMac to be the beneficial owners of more than 5% of IndyMac’s outstanding Common Stock. The following table shows (1) the number of shares of Common Stock owned by each such entity, and (2) the percentage of all outstanding shares represented by such ownership (based upon the most recently reported number of shares outstanding as of the date the entity filed a Schedule 13G with the Securities and Exchange Commission).

	Number of	Percent
Name and Address of Beneficial Owner	Shares	of Class

Capital Group International, Inc.(1)	4,575,600	8.2%
Capital Guardian Trust Company 11100 Santa Monica Boulevard Los Angeles, California 90025

NWQ Investment Management Company, LLC(2)	5,669,780	10.2%

2049 Century Park East, 4th Floor Los Angeles, California 90067

(1)	Based upon Amendment No. 6 to Schedule 13G filed February 13, 2004 with the Securities and Exchange Commission. Capital Guardian Trust Company (“Capital Guardian”) is a wholly owned subsidiary of Capital Group International, Inc. (“Capital Group”) and the 4,066,900 shares beneficially owned by Capital Guardian are included in those shown as beneficially owned by Capital Group. Capital Group reports that it has no investment or voting power with respect to any of the shares shown and that investment, and in some cases, voting power with respect to the shares is held by investment management company subsidiaries of Capital Group on behalf of their respective clients. Capital Guardian is a bank that is deemed the beneficial owner of 4,066,900 shares as a result of its service as investment manager of various institutional accounts. It reports that it has sole investment and, in some cases, voting power with respect to the shares beneficially owned by it.

(2)	Based upon Amendment No. 2 to Schedule 13G filed March 10, 2004 with the Securities and Exchange Commission.

EXECUTIVE OFFICERS

      The executive officers of IndyMac are:

			Officer
Name	Age	Office	Since

Michael W. Perry	41	Chairman and Chief Executive Officer of IndyMac and IndyMac Bank	1993

Richard H. Wohl	45	Senior Executive Vice President of IndyMac Bank and Chief Executive Officer of IndyMac Mortgage Bank	1994

S. Blair Abernathy	42	Executive Vice President, Secondary Marketing of IndyMac Bank	1994

Ashwin Adarkar	39	Executive Vice President, Corporate Strategy and Marketing of IndyMac and IndyMac Bank	2003

Sherry M. DuPont	41	Executive Vice President, General Counsel of IndyMac and IndyMac Bank	2003

R. Patterson Jackson	43	Executive Vice President of IndyMac Bank and Chief Executive Officer of the Home Equity Division	2003

Scott Keys	41	Executive Vice President and Chief Financial Officer of IndyMac and IndyMac Bank	2002

Raymond D. Matsumoto	48	Executive Vice President, Enterprise Process and Technology of IndyMac Bank	1995

Roger H. Molvar	48	Executive Vice President of IndyMac Bank and Chief Executive Officer of IndyMac Consumer Bank	2000

Grosvenor G. Nichols	54	Executive Vice President, Director of Enterprise Risk Management of IndyMac and IndyMac Bank	1998

John D. Olinski	44	Executive Vice President and Chief Investment Officer of IndyMac and IndyMac Bank	1999

Thomas H. Potts	54	Executive Vice President, Corporate Finance of IndyMac and IndyMac Bank	2002

Charles A. Williams	45	Executive Vice President, Director of Internal Audit of IndyMac and IndyMac Bank	2001

      Michael W. Perry is Chief Executive Officer and Chairman of the Board of Directors of IndyMac and IndyMac Bank, F.S.B., a wholly owned subsidiary of IndyMac (“IndyMac Bank”). He has been a director of IndyMac since October 1997 and served as Vice Chairman of the Board of Directors of IndyMac and IndyMac Bank from March 2000 until February 2003 when he was appointed Chairman of the Board of Directors of IndyMac and IndyMac Bank following the retirement of David S. Loeb, the former Chairman of both IndyMac and IndyMac Bank. Mr. Perry has been with IndyMac since January 1993 and previously served as President of IndyMac from January 1997 to February 1999, and Chief Operating Officer from January 1993 to January 1997. Mr. Perry has direct responsibility for the management of IndyMac and its subsidiaries. From May 1987 to December 1992, he served in various positions with Commerce Security Bank, including as Senior Executive Vice President in charge of the Mortgage Banking Division and as Chief Financial Officer. He has 19 years of business experience with financial institutions, real estate firms and mortgage banking companies, including four years as a certified public accountant with KPMG Peat Marwick LLP.

      Richard H. Wohl is Senior Executive Vice President of IndyMac Bank and Chief Executive Officer of IndyMac Mortgage Bank. Mr. Wohl is responsible for IndyMac Bank’s mortgage banking business and each of its customer channels and products. Mr. Wohl previously served IndyMac in several capacities, including as general counsel and secretary from April 1994 to February 1999, and as Chief Operating Officer in charge of various financial and administrative functions from February 1999 to February 2000. Prior to joining IndyMac in April 1994, Mr. Wohl practiced as an attorney with Morrison & Foerster in Los Angeles, California where he worked in the institutional lending and corporate areas with a focus on mortgage banking. Mr. Wohl graduated with distinction from Stanford University and received a J.D. from Harvard Law School, where he was an editor of the Harvard Law Review.

      S. Blair Abernathy is Executive Vice President, Secondary Marketing of IndyMac Bank. Mr. Abernathy is responsible for the hedging, trading, product development, risk-based pricing and secondary marketing functions of IndyMac Bank. Prior to joining IndyMac in February 1994, Mr. Abernathy managed the accounting and investment functions of Commerce Security Bank, a state chartered bank in Sacramento, California, as Senior Vice President and Chief Financial Officer. From July 1988 to January 1993, Mr. Abernathy served as Vice President and Controller of Sunrise Bancorp of California, a publicly traded bank holding company with banking and mortgage banking subsidiaries. Mr. Abernathy received a B.S. in business administration from California State University, Sacramento.

      Ashwin Adarkar is Executive Vice President, Corporate Strategy and Marketing of IndyMac and IndyMac Bank. Mr. Adarkar is responsible for a number of administrative and operational support units including human resources, strategic planning, mergers and acquisitions, corporate marketing, and outsourcing, and serves as Chairman of the Employee Benefits Fiduciary Committee. Prior to joining IndyMac Bank in September 2003, Mr. Adarkar was a principal with McKinsey & Company, a management consulting firm, where he established McKinsey’s practice in India, led its West Coast Financial Services and Health Care Practices and its Global Business Process Outsourcing Practice. Prior to joining McKinsey & Company in 1992, Mr. Adarkar worked with Goldman Sachs & Co. in its Mortgage Finance department. Mr. Adarkar received an M.S. in industrial engineering and a B.A in economics from Stanford University, where he was elected to Phi Beta Kappa. He also received an M.B.A. from Stanford University where he was an Arjay Miller Scholar.

      Sherry M. DuPont is Executive Vice President and General Counsel of IndyMac and IndyMac Bank. Prior to joining IndyMac in September 2003, she was a partner at Cox, Castle & Nicholson, LLP in Los Angeles, California where she practiced for three years and specialized in structured finance, commercial mortgage-backed securities, special servicing and real estate mortgage investment conduit transactions. Prior to her position with Cox, Castle & Nicholson, Ms. DuPont served as Assistant General Counsel of Archon Group, LP, a wholly owned subsidiary and captive asset manager of Goldman Sachs & Co. from 1997 to 2000. From 1992 to 1994 she was a real estate associate with Paul Hastings in Los Angeles and a litigation associate with Cox, Castle & Nicholson, LLP from 1990 to 1992. Ms. DuPont received a B.A. in English and a B.A. in political science from the University of California, Berkeley and a J.D. from the University of Southern California.

      R. Patterson Jackson is Executive Vice President of IndyMac Bank and Chief Executive Officer of the Home Equity Division. Mr. Jackson is responsible for all aspects of IndyMac Bank’s home equity lines of credit or HELOC initiative, including marketing and sales activities, product development, origination, servicing operations, and management of the HELOC portfolio. Mr. Jackson joined IndyMac Bank in December 2003 with 19 years of diversified senior management, marketing and business development experience, including President and Chief Operating Officer of Unitek Miyachi Corporation, a global, diversified high-tech products company based in Southern California, where he was employed from May 1999 to November 2003. Prior to this, Mr. Jackson held a number of senior level marketing positions with other companies, including Director of Marketing and Business Development of Intecolor Corporation, a division of Rockwell Automation. Mr. Jackson received a B.S. in business administration from the University of South Carolina and an M.B.A. from Winthrop College, Graduate School of South Carolina.

      Scott Keys is Executive Vice President and Chief Financial Officer of IndyMac and IndyMac Bank. Mr. Keys is responsible for accounting, tax, financial planning, analysis and reporting, finance and treasury functions, asset and liability management and investor and media relations. Prior to joining IndyMac in March 2002, Mr. Keys was a partner with Ernst & Young LLP in its Columbus, Ohio office. He most recently served as the partner in charge of the Ohio Valley Banking Practice for Ernst & Young LLP, serving a number of regional banking companies and large mortgage companies. Prior to becoming a partner with Ernst & Young LLP in October 1999, Mr. Keys held various professional staff positions with the firm in its Columbus, Ohio and Los Angeles, California offices beginning in September 1986. Mr. Keys is a certified public accountant and received a B.S. in accounting from Loyola Marymount University.

      Raymond D. Matsumoto is Executive Vice President, Enterprise Process and Technology of IndyMac Bank. Mr. Matsumoto is primarily responsible for information technology operations, data security, privacy and business continuity planning, non-mortgage lending technology program management, enterprise technology solutions and project management. Mr. Matsumoto joined IndyMac in 1995 as Chief Credit Officer and subsequently managed a number of administrative and operational support units within IndyMac, including Corporate Operations, Human Resources and Process Engineering. Prior to joining IndyMac, Mr. Matsumoto was Executive Vice President and Chief Financial Officer of the Rice Growers Association from 1990 to 1995. From 1977 to 1990, he was a certified public accountant with KPMG Peat Marwick LLP, where he attained the position of Senior Manager. Mr. Matsumoto received a B.S. in accounting and finance from the University of California, Berkeley.

      Roger H. Molvar is Executive Vice President of IndyMac Bank and Chief Executive Officer of IndyMac Consumer Bank. Mr. Molvar is responsible for IndyMac Bank’s consumer banking business, including its retail banking and direct-to-consumer mortgage lending activities. Previously, he served as Executive Vice President and Chief Administrative Officer of IndyMac and IndyMac Bank. Prior to joining IndyMac in July 2000, among other responsibilities, he was Senior Vice President and Management Committee member of The Times Mirror Company, Senior Vice President and Comptroller, First Interstate Bank, Chief Financial Officer, Helionetics, Inc. and a senior manager at Arthur Andersen. Mr. Molvar chairs the Executive Committee of the SEC and Financial Reporting Institute—University of Southern California, having previously served as a member of the Accounting Standards Executive Committee (AcSEC). He is a past member of the Financial Executives Institute’s Advisory Committee on the use of Internet/ Intranet technologies and was Chairman of the FASB’s Working Group on the delivery of financial information to investors via web-enabled strategies. Mr. Molvar received his undergraduate degree in business administration from the University of Washington. He is an honors graduate of the Graduate School of Financial Management — Dartmouth and the Stanford University Advanced Management College.

      Grosvenor G. Nichols is Executive Vice President, Director of Enterprise Risk Management of IndyMac and IndyMac Bank. Mr. Nichols is responsible for corporate credit risk management, internal audit, the legal department, corporate insurance, compliance, community lending and regulatory relations.

Prior to joining IndyMac in 1998, he served as a director at KPMG Peat Marwick and became the national practice leader for the firm’s community bank consulting practice. Prior to his position with KPMG Peat Marwick, Mr. Nichols served as chairman and chief executive officer of Comstock Mortgage, a mortgage brokerage company in Sacramento, and prior to that, Mr. Nichols was one of the organizers of Commerce Savings Bank in Sacramento and served as its president and chief executive officer. He led that institution from its organizational phase through its opening and subsequent conversion to a state chartered bank, Commerce Security Bank. Mr. Nichols received a B.A. in English from Middlebury College and an M.B.A. from Stanford University with a concentration in finance.

      John D. Olinski is Executive Vice President and Chief Investment Officer of IndyMac and IndyMac Bank and is responsible for managing IndyMac’s investment portfolio and IndyMac Bank’s servicing operations. He is also a member of IndyMac Bank’s management Asset and Liability Committee (“ALCO”). Previous responsibilities at IndyMac include Director of Corporate Finance/ Treasury and Chairman of the management ALCO. Prior to joining IndyMac in April 1999, Mr. Olinski was an equity analyst focusing on consumer products for a regional investment bank. Mr. Olinski, who is a Chartered Financial Analyst, has fifteen years of commercial and merchant banking experience with Security Pacific Merchant Bank, Sanwa Bank California (now Bank of the West) and Lloyds Bank California. Mr. Olinski received a B.A. in management science from the University of California, San Diego and an M.B.A. in finance and accounting from the University of Southern California.

      Thomas H. Potts is Executive Vice President, Corporate Finance of IndyMac and IndyMac Bank. Mr. Potts is responsible for chairing the management ALCO and implementing capital and funding strategies of IndyMac and IndyMac Bank. Prior to this, Mr. Potts was President of IndyMac Retail Bank where he oversaw the deposit gathering functions and branch-based mortgage lending activities. Mr. Potts has previously managed a number of administrative and operational support units within IndyMac, including human resources, customer service, strategic planning, mergers and acquisitions, and the Six Sigma program. Prior to joining IndyMac in August 2002, Mr. Potts was President and a director of Dynex Capital, Inc., a real estate investment trust, beginning with its organization in December 1987. He was responsible for the formation and the public offering of Dynex Capital, Inc. in 1988 and continues to serve as a director of the company. From 1984 to 1992, Mr. Potts served in various key executive management roles with The Ryland Group, Inc., a leading single-family homebuilder. Mr. Potts also served as President and a director of Mentor Income Fund, Inc. from its inception in December 1988 until June 1992. Mr. Potts received a B.A. from Princeton University and an M.B.A. from Stanford University.

      Charles A. Williams is Executive Vice President, Director of Internal Audit of IndyMac and IndyMac Bank. Mr. Williams joined IndyMac in October 2001 with over 18 years of related experience. Prior to joining IndyMac, he was with Deloitte & Touche’s Enterprise Risk Services Group where he was a senior manager for the Pacific Southwest Region Internal Audit Services practice for the financial services industry. His clients included primarily banks, thrifts and mortgage lenders, including large regional and national entities. Prior to his position with Deloitte & Touche, Mr. Williams spent over 11 years as the chief auditor for Redlands Federal Bank, a federally regulated thrift institution. Mr. Williams received a B.S. from Southern Illinois University, majoring in finance and business economics, and an M.B.A. from Southern Illinois University specializing in finance. He is a Certified Internal Auditor and a Certified Risk Professional.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table provides information concerning the beneficial ownership of Common Stock by each director nominee, including IndyMac’s Chairman and Chief Executive Officer, each of IndyMac’s other four most highly compensated executive officers, and all executive officers and directors as a group, as of March 1, 2004. Except as otherwise indicated, all persons listed below have sole voting power and dispositive power with respect to their shares, except to the extent that authority is shared by their spouses, and have record and beneficial ownership of their shares.

	Shares of
	Common Stock
	Owned		Percent
Name	Beneficially(1)		of Class

Michael W. Perry	2,183,505	(2)	3.80%

Louis E. Caldera	29,799		*

Lyle E. Gramley	146,477	(3)	*

Hugh M. Grant	66,389		*

Patrick C. Haden	75,258	(4)	*

Terrance G. Hodel	5,000		*

Robert L. Hunt II	36,571		*

James R. Ukropina	37,000		*

Richard H. Wohl	742,145		1.29%

S. Blair Abernathy	213,209	(5)	*

Roger H. Molvar	—

John D. Olinski	68,455	(6)	*

All directors and executive officers as a group (20 persons)	3,884,585		6.76%

*	Less than one percent of class.

(1)	Includes shares that may be purchased through stock options currently exercisable or exercisable within 60 days of March 1, 2004 held by the following persons: Mr. Perry, 2,024,740 shares; Mr. Caldera 28,799 shares, Mr. Gramley, 64,343 shares; Mr. Grant, 64,343 shares; Mr. Haden, 64,343 shares; Mr. Hunt, 36,571 shares; Mr. Ukropina, 30,636 shares; Mr. Wohl, 691,062 shares; Mr. Abernathy, 199,262 shares; Mr. Olinski, 68,086 shares; and all directors and executive officers as a group, 3,491,141 shares.

(2)	Includes 1,425 shares held in Mr. Perry’s 401(k) account.

(3)	Includes 13,225 shares owned by Marlys Gramley, the wife of Mr. Gramley.

(4)	Includes 5,075 shares owned by Cindy Haden, the wife of Mr. Haden.

(5)	Includes 1,440 shares held in Mr. Abernathy’s 401(k) account.

(6)	Includes 369 shares held in Mr. Olinski’s 401(k) account.

EXECUTIVE COMPENSATION

      The following table sets forth the cash and other compensation paid by IndyMac and its subsidiaries to the named executive officers of IndyMac for all services in all capacities during the years indicated.

Summary Compensation Table

		Annual Compensation					Long-Term Compensation Awards

							Restricted	Securities
							Stock	Underlying
					Other Annual		Award	Options	All Other
Name and Principal Position	Year	Salary(1)		Bonus(1)	Compensation		($)	(#)	Compensation(2)

Michael W. Perry(3)	2003	$1,000,000		$875,000	$237,705	(4)	—	—	$5,050,705
Chairman and Chief	2002	1,000,000		860,000	80,261		—	1,000,000	53,481
Executive Officer	2001	830,821		1,000,000	68,793		—	1,000,000	116,536

Richard H. Wohl	2003	604,625	(5)	466,074	54,519	(6)	—	—	1,523,582
Senior Executive Vice	2002	544,500		200,000	7,494		—	500,000	85,167
President, IndyMac Bank	2001	491,293		200,000	6,024		—	500,000	59,536

S. Blair Abernathy	2003	375,000		312,500	15,675	(6)	—	50,000	6,000
Executive Vice President,	2002	308,333		225,000	11,313		—	—	19,975
IndyMac Bank	2001	287,605		150,000	8,798		—	250,000	37,301

Roger H. Molvar	2003	318,750		300,000	7,841	(6)	—	—	13,561
Executive Vice President,	2002	298,846		100,000	6,513		—	—	22,329
IndyMac Bank	2001	297,917		100,000	3,949		—	—	20,887

John D. Olinski	2003	275,000		323,265	13,352	(6)	—	—	6,000
Executive Vice President	2002	216,197		200,000	9,597		—	116,391	15,385
	2001	193,504		297,008	7,677		—	12,623	12,570

(1)	Salary and bonus amounts deferred at the election of the named executive officer to a subsequent year are included for the fiscal year in which such amounts were earned.

(2)	Amounts shown for 2003 consist of the following: (a) Mr. Perry: split-dollar life insurance premiums paid by IndyMac — $44,705; IndyMac contribution to 401(k) Plan — $6,000; IndyMac contribution to deferred compensation account — $5,000,000 (contribution made pursuant to the terms of Mr. Perry’s 2002 employment agreement and vests in equal parts over four years — see “Employment Agreements”); (b) Mr. Wohl: split-dollar life insurance premiums paid by IndyMac — $17,582; IndyMac contribution to 401(k) Plan — $6,000; IndyMac contribution to deferred compensation account — $1,500,000 (contribution made pursuant to the terms of Mr. Wohl’s 2002 employment agreement and vests in equal parts over five years — see “Employment Agreements”); (c) Mr. Abernathy: IndyMac contribution to 401(k) Plan — $6,000; (d) Mr. Molvar: split-dollar life insurance premiums paid by IndyMac — $7,561; IndyMac contribution to 401(k) Plan — $6,000; and (e) Mr. Olinski: IndyMac contribution to 401(k) Plan — $6,000.

(3)	Mr. Perry is Chairman of the Board and Chief Executive Officer of IndyMac. Mr. Perry is compensated as an executive officer of IndyMac pursuant to an employment agreement entered into with IndyMac on February 1, 2002. See “Employment Agreements” and “Compensation Committee Report on Executive Compensation”.

(4)	Amount shown includes the following: $13,200 for car allowance; $10,818 for financial and tax planning; $33,405 for club dues; $180,282 for interest accrued on deferred compensation in excess of the applicable federal rate.

(5)	Includes an amount paid to Mr. Wohl in 2003 for an increase in his base salary that was effective December 2002.

(6)	Amounts shown consist of interest accrued on deferred compensation in excess of the applicable federal rate.

Stock Award Plans

      General. Stock options have been granted to directors and officers of IndyMac and IndyMac Bank pursuant to IndyMac’s two active stock award plans: the 2002 Incentive Plan, as amended and restated (“2002 Plan”) and the 2000 Stock Incentive Plan, as amended (“2000 Plan”). Additional stock options were also granted to directors and executive officers of IndyMac under prior stock award plans that have since been terminated. The termination of the prior plans did not affect the validity of stock options granted thereunder, some of which are currently outstanding. The stock award plans are administered by the Management Development and Compensation Committee of the Board of Directors, also referred to as the Compensation Committee.

Stock Option Grants in Fiscal Year 2003

Individual Grants

	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise		Grant Date
	Options Granted	Employees in	Price	Expiration	Present
Name	(#)(1)	Fiscal Year	($/Share)(2)	Date	Value(3)

Michael W. Perry	—	—	n/a	n/a	—

Richard H. Wohl	—	—	n/a	n/a	—

S. Blair Abernathy	50,000	4.05%	$19.16	3/4/13	$296,500

Roger H. Molvar	—	—	n/a	n/a	—

John D. Olinski	—	—	n/a	n/a	—

(1)	Stock option granted vests in three annual installments beginning on March 4, 2004, and becomes immediately exercisable in the event of a “Change in Control” as defined in the 2000 Plan and the 2002 Plan.

(2)	The exercise price of $19.16 is the average of the high and low sales prices for the Common Stock, as published in the Western Edition of The Wall Street Journal, on the date of grant.

(3)	The present value of the option as of the grant date was calculated using a Black-Scholes single option-pricing model. The assumptions used for the grant issued were: expected volatility of 36.45%, risk-free rate of return (approximately equal to the weighted average of the ten-year Treasury rate on the grant date) of 3.65%, expected dividend yield of 2.10% and time to exercise of 5 years. No discounting was done to account for non-transferability or vesting. The actual value, if any, an option holder may realize will depend on the excess of the stock price on the date the option is exercised.

Aggregated Option Exercises in Fiscal Year 2003

and Fiscal Year End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Shares		Options at FY-End (#)		Options at FY-End ($)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael W. Perry	214,690	$4,069,030	1,624,740	1,600,000	$19,635,787	$14,024,000

Richard H. Wohl	231,720	4,369,634	500,000	900,000	6,074,500	10,108,000

S. Blair Abernathy	72,402	1,411,077	132,596	200,000	1,193,936	1,399,750

Roger H. Molvar	290,000	3,480,196	—	160,000	—	1,905,600

John D. Olinski	—	—	63,878	95,136	880,278	1,037,437

Equity Compensation Plan Information

      The following table shows aggregate information, as of December 31, 2003, with respect to compensation plans under which equity securities of IndyMac are authorized for issuance.

(c)(1)
Number of Securities
	(a)		Remaining Available
	Number of Securities	(b)	for Future Issuance
	to be Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column(a))

Equity Compensation Plans Approved by Security Holders	9,776,396	$19.5014	1,029,287

Equity Compensation Plans Not Approved by Security Holders	N/A	N/A	N/A

Total	9,776,396	$19.5014	1,029,287

(1)	Includes shares of common stock available for future grants under IndyMac’s 2000 Plan and 2002 Plan. As of December 31, 2003, up to 789,222 shares may be issued under the 2000 Plan, of which 17,851 shares may be issued as restricted stock or other stock awards, and up to 240,065 shares may be issued under the 2002 Plan of which 211,799 shares may be issued as restricted stock or other stock awards. If the amendment and restatement of the 2002 Plan had been approved by stockholders as of December 31, 2003 (see “Proposal Two”) up to 3,240,065 shares would be issuable under the 2002 Plan, of which 811,779 shares would be issuable as restricted stock or other stock awards.

      Delivery of Shares of Common Stock. Each recipient of a stock option is allowed to pay the exercise price of the stock option and/or any related withholding taxes through the delivery of Common Stock owned by the recipient for at least six months (or such other period as may be required under applicable law) and satisfying such other requirements as the Compensation Committee may specify from time to time, having an aggregate fair market value (as defined in the stock award plans) that is equal to the amount of cash that would otherwise be required to complete payment of the exercise price of the stock option and/or any related withholding taxes. Each recipient of restricted stock is allowed to pay the statutory withholding taxes due upon vesting through the delivery of a portion of the vested restricted stock having an aggregate fair market value (as defined in the stock award plans) that is equal to the amount of cash that would otherwise be required to pay the statutory withholding taxes.

      Stock Option Loan Plan. The Board of Directors previously adopted a loan plan, which was amended and restated as recently as 2002 (the “Loan Plan”) under which loans were made to officers, directors and employees of IndyMac in connection with the exercise of stock options granted under IndyMac’s stock award plans. The Loan Plan is administered by the Compensation Committee. In compliance with applicable law, no director or executive officer of IndyMac may currently obtain a loan under the Loan Plan, although loans outstanding under the Loan Plan at the effective date of the applicable law in July 2002 were grandfathered and were allowed to remain outstanding (so long as they are not modified) until maturity.

      Under the Loan Plan, officers (other than executive officers) and employees are permitted to obtain loans with principal amounts of up to (a) the purchase price required to be paid to IndyMac upon the exercise of one or more stock options, plus any applicable withholding taxes, less (b) 25% of the fair market value of the underlying Common Stock (as of the exercise date). Additionally, quarterly mark-to-market margin calls are required on loans with outstanding principal balances exceeding 90% of the fair market value of the Common Stock pledged to secure the loan (as of the last business day of each quarter). Penalties, including termination, may be imposed for failure to meet margin calls. In addition, the aggregate amount of loans that may be outstanding to any borrower is limited to $500,000 for officers with the title of Senior Vice President or above and $100,000 for all other borrowers.

      Loans may be for a period of five years, which term may be renewed at the Compensation Committee’s discretion, at interest rates that are determined by the Compensation Committee and that, at the option of the borrower, are either fixed for the term of the loan or adjustable annually by IndyMac, with such interest rates being required to be at all times at least sufficient to avoid imputed interest required under the Internal Revenue Code of 1986, as amended (the “Code”). Loans made under the Loan Plan are direct, personal obligations of the borrower and are secured by pledges of the Common Stock purchased upon the exercise of the stock options to which they relate. Installments of principal and interest on loans made under the Loan Plan are due quarterly, and dividends, if any, paid on the pledged Common Stock are required to be applied against such installments. To the extent that a dividend for any quarter is insufficient to pay the accrued interest for a quarterly installment, or no dividends are paid for the quarter, the interest is due and payable immediately. To the extent a quarterly dividend is insufficient to pay a quarterly installment of principal, or no dividends are paid for the quarter, the difference is payable upon the maturity of the loan. In the event of the sale or transfer of any of the shares of Common Stock pledged as a security, except under certain limited conditions, the unpaid principal balance and accrued interest become immediately due and payable to the extent of the proceeds (net of brokerage fees) realized from such sale or transfer.

      Loan Modification Program. The Board of Directors adopted a limit, to be met by December 31, 2002, on the aggregate amount of loans that may be outstanding at any time under the Loan Plan and any other loan plan adopted by the Board of Directors equal to 1% of IndyMac’s consolidated net worth. At December 31, 2002, approximately $1.1 million of loans were outstanding, which was well below the limit at that date of approximately $8.5 million, and the amount of loans outstanding has remained well below 1% of IndyMac’s consolidated net worth since that date. In October 1999, the Board of Directors authorized a loan modification program for all loans outstanding to enable IndyMac to meet the 1% limitation (the “Loan Modification Program”). Under the Loan Modification Program, each borrower was given a one-time opportunity to convert the borrower’s outstanding loan to a non-interest-bearing loan that requires the borrower to pay down the borrower’s outstanding loan balance by 20% on the third business day following the release of IndyMac’s earnings for the quarters ending December 31, 2000, 2001, 2002, 2003 and 2004 (each, a “Balloon Payment”). Pursuant to the Loan Modification Program, if a borrower fails to make a Balloon Payment on the applicable due date, the loan will revert to an interest-bearing loan at the fixed short or mid-term applicable federal rate, plus 5%. Pledged Common Stock will be released following a Balloon Payment to the extent that the remaining outstanding principal balance of the loan is no greater than the loan-to-value ratio of the loan on the date the loan was modified, except that no pledged shares will be released with respect to a loan if the borrower has any outstanding loans which are undersecured. To satisfy a Balloon Payment, the borrower may elect to sell the shares of Common Stock pledged in connection with the applicable loan to IndyMac at a price equal to their fair market value on the Balloon Payment date. As of December 31, 2003, the two remaining loans previously made to a director under the Loan Modification Program, which were grandfathered under the applicable law prohibiting such loans, were paid in full.

      Restricted Stock Tax Withholding Loan Program. The Board of Directors also previously approved a loan program for officers of IndyMac and its affiliates who have received restricted stock awards under which recipients may elect to finance the payment of taxes arising from the vesting of such awards with a loan from IndyMac. Loans granted under this loan program may not exceed the recipient’s statutory tax withholding obligation, are made with full recourse to the borrower, and may not exceed a term of one year. The loans must be secured by a portion of the Common Stock underlying the vested restricted stock award, and the plan limits the principal balance of each loan to 75% of the fair market value of the pledged Common Stock. Loans bear a fixed rate of interest, are marked to market on a quarterly basis and are subject to a margin call if the outstanding principal balance exceeds 90% of the fair market value of the pledged stock. At the Board’s discretion, an officer failing to satisfy a margin call within ten business days of written notification may be terminated. Pursuant to applicable law, executive officers are no longer eligible for these loans.

      The following table sets forth information as of December 31, 2003 relating to loans made by IndyMac to directors and executive officers of IndyMac under the Loan Plan and the other loan programs described above. These loans were grandfathered under the provisions of the applicable law prohibiting such loans and were allowed to remain outstanding (so long as they were not modified) through maturity.

Loans Outstanding During Fiscal Year 2003

		Balance at	Highest
	Loans	December 31,	Balance	Interest
Name	Outstanding(1)	2003	During 2003	Rate(2)

Lyle E. Gramley	Note 1	$0	$65,787	0%
	Note 2	0	144,627	0

Richard H. Wohl	Note 1	0	101,161	4.68

Raymond D. Matsumoto	Note 1	83,465	84,709	5.96
	Note 2	73,425	74,284	4.68
	Note 3	29,551	29,913	4.90
	Note 4	277,527	280,927	4.90

(1)	All loans were secured by the pledge of Common Stock.

(2)	Interest-bearing loans were fixed-rate loans. Non-interest-bearing loans were previously interest-bearing loans that were converted to non-interest bearing loans pursuant to the Loan Modification Program.

Defined Benefit Pension Plan

      The following table illustrates annual pension benefits under IndyMac’s Defined Benefit Pension Plan (the “Pension Plan”) for participants retiring in 2003 at age 65 payable in the form of a life annuity under various levels of compensation and years of service. The pension benefits in the table are not subject to deduction for Social Security or other offset amounts. Effective January 1, 2003, the Pension Plan was partially frozen so that new employees as of and following that date are not eligible to participate in the Pension Plan. As of December 31, 2003, there were 2,337 employee participants in the Pension Plan.

Pension Plan Table

	Years of Service
Final Average
Compensation(1)	5	10	15	20	25	30	35

$125,000	$8,100	$16,200	$26,000	$36,700	$45,600	$53,300	$61,000
150,000	10,000	20,000	32,000	45,200	56,300	65,800	75,300
175,000 +	11,600	23,300	37,200	52,700	65,600	76,800	88,000

(1)	As a result of a limitation under the Code that became effective January 1, 2002, annual compensation in excess of $200,000 is not taken into account in calculating benefits under the Pension Plan.

      The compensation used for Pension Plan purposes is the amount shown in the Salary column of the Summary Compensation Table, subject to the $200,000 limitation under the Code. The following table sets forth the number of years of credited service of each executive officer listed in the Summary Compensation Table.

Credited Years
Name	of Service

Michael W. Perry	11

Richard H. Wohl	10

S. Blair Abernathy	10

Roger Molvar	3

John D. Olinski	4

      Benefits are 100% vested after five years of service. A participant would become fully vested in his or her accrued normal retirement benefit regardless of the participant’s length of service if the participant’s employment is terminated by IndyMac other than for “Cause” within a two-year period following a “Change in Control” (as both terms are defined in the Pension Plan).

Employment Agreements

     Chairman of the Board and Chief Executive Officer

      Mr. Perry has an employment agreement with IndyMac that was executed in February 2002 and is effective until December 31, 2006. Under the agreement, Mr. Perry agreed to serve as IndyMac’s Chief Executive Officer and as Chairman of the Board of IndyMac and IndyMac Bank.

      Mr. Perry’s annual base salary under the agreement is $1 million, subject to increase in the discretion of the Compensation Committee. He may also receive annual incentive compensation of up to 100% of his base salary, with target annual incentive compensation of at least 50% of his base salary, depending upon the attainment of financial and strategic objectives that are established by the Compensation Committee after consultation with Mr. Perry. In addition, Mr. Perry received a $5 million credit to his IndyMac non-qualified deferred compensation plan account effective January 1, 2003. The $5 million credit is derived from a payment owed to Mr. Perry under the terms of his prior employment agreement upon its expiration in February 2003. In lieu of making such payment, the Compensation Committee and Board of Directors negotiated to credit the amount to Mr. Perry’s deferred compensation plan account. The credit vests equally over four years commencing on December 31, 2003, or earlier if before such date he is terminated by IndyMac other than for Cause, he resigns for Good Reason or there is a Change in Control (each as defined in the employment agreement).

      Under the agreement, Mr. Perry was granted an option on May 1, 2002 to purchase 1 million shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the grant date. The option has a ten-year term and becomes exercisable in equal installments over a five-year period or earlier in the event of Mr. Perry’s death or disability or the termination of his employment by IndyMac without Cause or by Mr. Perry for Good Reason. If there is a Change in Control, the portion of the option that is not exercisable would become exercisable one year after the Change in Control if Mr. Perry is still employed by IndyMac on that date.

      Mr. Perry was also granted a performance-based option under the agreement on May 1, 2002 to purchase 500,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the grant date. This performance-based option was cancelled at Mr. Perry’s request in August 2002 to ensure the availability of sufficient shares of Common Stock for future grants of options to other officers and employees of IndyMac. Mr. Perry did not receive another stock option grant or any other compensation in lieu of the cancelled option.

      Under the employment agreement, Mr. Perry would be entitled to a severance payment equal to 2.5 times the total of his then current annual base salary and target bonus if he is terminated without Cause or if he resigns for Good Reason. In either such event, Mr. Perry’s stock options would become exercisable for a period of twelve months. He would also be entitled to a prorated portion of his annual bonus based on IndyMac’s actual performance up to the date of termination in the year in which the termination takes place, and to continued health and welfare benefits for himself and his family for two years or until he obtains comparable benefits through other employment.

      If there is a Change in Control and Mr. Perry is terminated other than for Cause or resigns for Good Reason within two years thereafter, or if he is terminated without Cause in anticipation of a Change in Control at the initiation of the acquiring party, he would be entitled to a payment equal to three times his then current annual base salary and target bonus. In addition, all of Mr. Perry’s outstanding stock options (including unvested stock options) would become exercisable for a period of twelve months, and he would be entitled to continued health and welfare benefits for himself and his family for a period of three years or until he obtains comparable benefits through other employment. Upon a Change in Control, Mr. Perry would also be entitled to receive an additional payment to compensate for any increased excise, income or payroll taxes payable by him.

      The employment agreement also provides that Mr. Perry will not compete with IndyMac or its subsidiaries in specified respects, or solicit any of their customers or business, for a period of one year from the date his employment terminates if it terminates before the agreement expires.

     Other Named Executive Officers

      Mr. Wohl entered into an employment agreement with IndyMac Bank effective November 1, 2002, for which IndyMac has provided a parent company guaranty. Mr. Wohl’s employment agreement provides for the following: (a) an annual base salary of $600,000 for 2002 and 2003 commencing in December 2002, subject to annual review by the Chief Executive Officer for possible future increase with the approval of the Board of Directors; (b) targeted annual incentive compensation equal to 50% of base salary, with maximum incentive compensation of 100% of base salary; and (c) the grant on December 2, 2002 of an option to purchase 500,000 shares of Common Stock. Payment of Mr. Wohl’s incentive compensation is dependent upon the attainment of financial and operational objectives that are established by the Compensation Committee after consultation with the Chief Executive Officer. The stock option granted pursuant to Mr. Wohl’s employment agreement vests in equal parts on the first five anniversaries of the grant date. All stock options or restricted stock granted under prior employment agreements are subject to the terms of the 2002 Plan and Mr. Wohl’s employment agreement. Mr. Wohl’s employment agreement expires December 31, 2007, unless earlier terminated in accordance with its provisions.

      Pursuant to Mr. Wohl’s employment agreement, he also received a $1.5 million credit to his account in IndyMac’s non-qualified deferred compensation plan, effective as of January 1, 2003. The $1.5 million credit is derived from a payment owed to Mr. Wohl under the terms of his prior employment agreement upon its expiration in February 2003. In lieu of making such payment, the Compensation Committee and Board of Directors negotiated to credit the amount to Mr. Wohl’s deferred compensation plan account. The credit vests equally over five years commencing on December 31, 2003, or upon earlier termination of his employment, other than for Cause or voluntary termination without Good Reason, or upon a Change in Control of IndyMac (each as defined in the employment agreement).

      Mr. Abernathy entered into an employment agreement with IndyMac Bank effective September 1, 2002, for which IndyMac has provided a parent company guaranty. Mr. Abernathy’s employment agreement provides for the following: (a) an annual base salary of $375,000 commencing in September 2002, subject to annual review by the Chief Executive Officer for possible future increase, (b) annual incentive compensation in an amount determined pursuant to an annual incentive plan, with the target amount of incentive compensation set at $225,000 for 2002, subject to increase upon annual review by the Chief Executive Officer thereafter; (c) guaranteed minimum annual cash compensation equal to 125% of base salary, including Mr. Abernathy’s base salary and any incentive compensation; and (d) annual grants of stock options and/or restricted stock for such number of shares of Common Stock as the Compensation Committee determines, taking into account Mr. Abernathy’s and IndyMac’s performance and competitive practices then prevailing regarding the granting of stock awards. All stock options or restricted stock granted under Mr. Abernathy’s employment agreement and any prior employment agreements are subject to the terms of the 2002 Plan (or any successor plan) and Mr. Abernathy’s employment agreement. Mr. Abernathy’s employment agreement expires December 31, 2006, unless earlier terminated in accordance with its provisions.

      Mr. Molvar entered into an employment agreement with IndyMac, Inc. effective October 18, 2000 (which employment agreement was assigned to IndyMac Bank when IndyMac acquired IndyMac Bank), for which IndyMac has provided a parent company guaranty. Mr. Molvar’s employment agreement provides for the following: (a) an annual base salary of $300,000 effective February 1, 2001, subject to annual review by the Chief Executive Officer for possible future increase, (b) annual incentive compensation in an amount determined pursuant to an annual incentive plan, with the maximum incentive compensation set at $100,000 for 2000, subject to increase upon annual review by the Chief Executive Officer thereafter; (c) guaranteed minimum annual cash compensation equal to 125% of base salary, including Mr. Molvar’s base salary and any incentive compensation; and (d) a stock option grant made on October 18, 2000 for 400,000 shares of IndyMac Common Stock to be exercisable as to 80,000 shares each on October 18, 2001, 2002, 2003, 2004 and 2005. The stock option is subject to the terms of the 2000 Plan and Mr. Molvar’s employment agreement. Mr. Molvar’s employment agreement expires December 31, 2004, unless earlier terminated in accordance with its provisions.

      Mr. Olinski entered into an employment agreement with IndyMac Bank effective October 1, 2002, for which IndyMac has provided a parent company guaranty. Mr. Olinski’s employment agreement provides for the following: (a) an annual base salary of $275,000 for the fiscal years ending December 31, 2002 and 2003, subject to annual review by the Chief Executive Officer for possible future increase, (b) annual incentive compensation in an amount determined pursuant to an annual incentive plan, with the target amount of incentive compensation set at $250,000 for 2002, subject to increase upon annual review by the Chief Executive Officer thereafter; (c) guaranteed minimum annual cash compensation equal to 125% of base salary, including Mr. Olinski’s base salary and any incentive compensation; and (d) a stock option grant made on October 29, 2002 for 100,000 shares of IndyMac Common Stock to be exercisable as to 20,000 shares each on October 29, 2003, 2004, 2005, 2006 and 2007, and beginning with fiscal year 2004, Mr. Olinski is eligible for annual grants of stock options and/or restricted stock for such number of shares of Common Stock as the Compensation Committee determines, taking into account Mr. Olinski’s and IndyMac’s performance and competitive practices then prevailing regarding the granting of stock awards. All stock options or restricted stock granted under Mr. Olinski’s employment agreement and any prior employment agreements are subject to the terms of the 2002 Plan and Mr. Olinski’s employment agreement. Mr. Olinski’s employment agreement expires December 31, 2006, unless earlier terminated in accordance with its provisions.

      The employment agreements for Messrs. Abernathy, Molvar and Olinski provide for incentive compensation each year ending during the term thereof in the form of an annual cash bonus based on each officer’s achievement of his production, revenue, administrative and/or operational goals, with an additional component of the incentive compensation based on an assessment of each officer’s managerial skills.

      In consideration of an agreement not to compete with IndyMac Bank for a period of one year after termination of employment, IndyMac Bank has agreed to continue to employ Messrs. Wohl, Abernathy, Molvar and Olinski, to provide the compensation and benefits described in their respective employment agreements, and to provide certain severance payments to Messrs. Wohl, Abernathy, Molvar and Olinski upon termination of employment for reasons other than Cause for Mr. Wohl (as defined in his employment agreement) or other than for Poor Performance or Cause for Messrs. Abernathy, Molvar and Olinski (each as defined in their respective employment agreements). Mr. Wohl’s severance payment would equal the sum of (a) his annual base salary through the last day of employment, (b) a single cash payment equal to two times his then current annual base salary rate and targeted annual incentive compensation rate, plus a pro rata bonus for the year in which he is terminated, the amount of which will be determined in the sole discretion of IndyMac Bank’s Board of Directors, and (c) the additional benefits described in his employment agreement for two years following the date of termination. Messrs. Abernathy’s, Molvar’s and Olinski’s severance payments would equal the sum of (a) each officer’s annual base salary through the last day of employment, (b) a single cash payment equal to two times the guaranteed minimum annual compensation under each officer’s employment agreement, provided that for Messrs. Abernathy and Olinski, if the termination occurs within two years of a change in control, as declared by the Board of Directors, and during the term of the officer’s employment agreement, then the single cash payment will be equal to two times the officer’s total compensation (base salary plus bonus) for the fiscal year preceding the date of termination, and (c) the additional benefits described in the respective employment agreements for one year following the date of termination. In the event that any of the severance payments described above are subject to federal excise taxes, the payments will include gross-up for any such excise taxes plus any excise, income or payroll taxes owed on the payment of the gross-up for the excise taxes.

Deferred Compensation Plan

      During 2003, directors and certain officers of IndyMac and IndyMac Bank were eligible to participate in IndyMac’s Deferred Compensation Plan, which allowed participants to defer up to 50% of total cash bonus, commissions or directors’ fees. Under the Deferred Compensation Plan, participants must defer at least an annual minimum amount of $2,000 for a number of years designated by each participant, subject to a minimum deferral period of five years. At the discretion of IndyMac and IndyMac Bank, each employer may match a percentage of participant deferrals. Participants vest in the employer match amounts in 20% increments for each year of service completed, with participants being fully vested after five years of service. For fiscal year 2003, neither IndyMac nor IndyMac Bank provided an employer match and the Deferred Compensation Plan provided a return of 7.7%. The rate of return provided by the Deferred Compensation Plan is reset by IndyMac Bank on an annual basis and is based on an estimate of the required rate of return for long-term senior unsecured debt of IndyMac Bank. For fiscal year 2003, eligible participants included the top 5% of the most highly compensated employees of IndyMac Bank and its subsidiaries and affiliates, in addition to all senior vice presidents and above and the directors of IndyMac and IndyMac Bank.

Compensation Committee Report on Executive Compensation

     General

      Compensation for the executive officers of IndyMac is administered under the direction of the Compensation Committee. The Compensation Committee is currently composed of Messrs. Ukropina, Caldera and Hunt. Each committee member is a non-employee, independent director of IndyMac. IndyMac’s executive compensation program generally consists of three main components: (a) base compensation, (b) annual cash incentive compensation, and (c) equity-based compensation to provide long-term incentives for performance and to align executive officer and stockholder interests.

      The philosophy of IndyMac’s executive compensation program is to attract, motivate and retain the executives needed in order to maximize the creation of long-term stockholder value. The factors historically used by the Compensation Committee to assess compensation of executive officers include: (a) the responsibilities of the executive officers with IndyMac, (b) the achievement of individual business objectives established prior to the beginning of each fiscal year, (c) the business unit and overall performance of IndyMac, including earnings per share for the applicable fiscal year and the percentage change in earnings per share from the prior fiscal year, (d) the amount, form and timing of prior compensation amounts, and (e) compensation levels of executives with comparable rank in a peer group of financial services companies.

      The Compensation Committee consults with outside compensation consultants and reviews market survey data as deemed appropriate in its assessment of executive compensation. In reviewing and approving the compensation paid to Messrs. Perry, Wohl, Abernathy, Molvar and Olinski for 2003, the Compensation Committee reviewed and approved the total compensation these officers received, including deferred compensation, reimbursed and company paid expenses, and loans and forgiveness of loans, and determined the total amount not to be excessive.

     Compensation of Mr. Perry

      During 2003, compensation for Mr. Perry was determined pursuant to his employment agreement executed in February 2002. Mr. Perry’s employment agreement provides that Mr. Perry is eligible for annual incentive compensation of up to 100% of his base salary, with target annual incentive compensation of at least 50% of his base salary, depending upon the attainment of financial, strategic and regulatory objectives established by the Compensation Committee in consultation with Mr. Perry. For 2003, Mr. Perry’s incentive compensation was based upon a financial matrix relating to IndyMac’s earnings per share and return on equity, subject to adjustment based on the Compensation Committee’s assessment of Mr. Perry’s accomplishment of specific strategic and regulatory criteria that were established by the Compensation Committee in the first quarter of 2003. Based on its review of these criteria, the Compensation Committee awarded Mr. Perry incentive compensation in the amount of $875,000 for 2003.

     Compensation of Other Named Executive Officers

      Compensation for 2003 for Mr. Wohl was determined pursuant to the terms of his employment agreement. Mr. Wohl was awarded incentive compensation based on his attainment of financial and operational objectives established by the Compensation Committee in consultation with the Chief Executive Officer. For 2003, Mr. Wohl’s incentive compensation was based upon a matrix relating to IndyMac’s core earnings and an efficiency ratio, among other metrics, subject to adjustment based on the Compensation Committee’s assessment of Mr. Wohl’s accomplishment of specific operational criteria that were established by the Compensation Committee in the first quarter of 2003. Based on its review of these criteria, the Compensation Committee awarded Mr. Wohl incentive compensation in the amount of $466,074 for 2003.

      Compensation for 2003 for Messrs. Abernathy, Molvar and Olinski was determined pursuant to the terms of their respective employment agreements. Each of the officers was awarded incentive compensation in accordance with the terms of his employment agreement.

     Stock Options

      None of Messrs. Perry, Wohl, Molvar or Olinski received stock option grants during 2003. The Compensation Committee did award a stock option to Mr. Abernathy pursuant to IndyMac’s 2002 Plan and the terms of Mr. Abernathy’s employment agreement. In accordance with the annual stock option grant terms of Mr. Abernathy’s employment agreement, the Compensation Committee took into account his performance and the performance of IndyMac in meeting earnings per share goals. Based upon the foregoing, Mr. Abernathy was granted an option to purchase 50,000 shares of Common Stock. The stock option vests in equal parts on the first three anniversaries of the grant date.

     Deductibility of Compensation

      Section 162(m) of the Code limits the corporate deduction for compensation paid to the executive officers named in the Summary Compensation Table to $1 million unless the amount by which such compensation exceeds the $1 million threshold is based upon performance goals that are subject to stockholder approval (“performance-based compensation”). Mr. Perry and Mr. Wohl received cash compensation in excess of $1 million in 2003. The incentive compensation paid to Messrs. Perry and Wohl for 2003 qualifies as performance-based compensation.

      The Compensation Committee’s policy on deductibility is generally to develop compensation plans that provide for the payment of compensation that is tax deductible to IndyMac, while recognizing that the legitimate interests of IndyMac and its stockholders may at times be better served by compensation arrangements that may not be fully deductible.

The Compensation Committee

James R. Ukropina, Chairman
Louis E. Caldera
Robert L. Hunt II

Compensation Committee Interlocks and Insider Participation

      During 2003, Messrs. Caldera, Hunt and Ukropina served as members of the Compensation Committee. No member of the Compensation Committee was, during the year, an officer or employee of IndyMac, nor was any member of the Compensation Committee formerly an officer of IndyMac. In addition, no executive officer of IndyMac served during 2003 (a) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on the Compensation Committee or (b) as a member of the compensation committee of another entity, one of whose executive officers served on the Board of Directors of IndyMac.

Certain Transactions and Business Relationships

      From time to time, certain directors and executive officers of IndyMac and its subsidiaries, and family members of such persons, were indebted to IndyMac Bank as customers in connection with mortgage loans and other extensions of credit by IndyMac Bank. These transactions were in the ordinary course of business and were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons, except that for some loan products interest rates charged were the same as the lowest interest rates charged other persons or were more favorable to directors and executive officers of IndyMac and its subsidiaries than to other persons. None of these loans have involved more than the normal risk of collectibility or presented other unfavorable features. In addition, directors, officers and employees of IndyMac and its subsidiaries are entitled to receive certain discounts or waivers of fees or commissions for certain products and services offered by IndyMac Bank.

      IndyMac has a special loan program for senior officers to assist them in relocating to the Pasadena area. For senior officers who are eligible for the program, IndyMac will extend a second mortgage loan in an amount up to $150,000, secured by the senior officer’s home. Pursuant to the terms of the loan, no interest or principal is due unless the senior officer’s employment is terminated, at which point the interest rate is modified and interest and principal payments are calculated to ensure payment in full on the maturity date. Each loan is forgiven over a four or five year period, with 25% or 20%, as applicable, being forgiven on each of the first four or five anniversaries of the origination date. Each loan is forgiven in its entirety if the senior officer ceases to be an employee and is entitled to severance payments pursuant to the senior officer’s employment agreement with IndyMac or one of its subsidiaries. In compliance with the applicable law prohibiting such loans, this loan program is no longer offered to IndyMac’s executive officers. Loans were extended to the following two executive officers (and their spouses) prior to the enactment of the applicable law and may remain outstanding (so long as they are not modified) until maturity pursuant to the grandfather provisions thereunder. In March 2002, IndyMac extended a $150,000 15-year second mortgage loan, with an interest rate of 9.625%, to Mr. Keys and his spouse. No interest or principal is due on the loan unless Mr. Keys is terminated. The loan will be forgiven over a five-year period, 20% on each of the first five anniversaries of the origination date. In October 1999, IndyMac extended a $100,000 15-year second mortgage loan, with an interest rate of 10%, to Mr. Matsumoto and his spouse. The loan was forgiven over a four year period, 20% on each of the first four anniversaries of the origination date, with the loan forgiven in its entirety in October 2003. No interest or principal was due on the loan since Mr. Matsumoto remained employed throughout its term.

      During 2003, certain family members of Messrs. Perry and Haden worked for IndyMac or one of its subsidiaries or affiliates. None of the family members resided in the households of Messrs. Perry or

Haden during the year and Mr. Perry was not involved in the direct management of any of his family members. IndyMac’s general policy is to hire employees based on each employee’s qualifications for the position for which the employee is considered regardless of the employee’s relationship to directors, officers or employees of IndyMac and its subsidiaries and affiliates. Additionally, IndyMac compensates all employees in accordance with the compensation parameters established for each position, with increases based solely on merit. Robert Moe, Mr. Perry’s father-in-law, was employed by IndyMac Bank as a construction advisor/inspector for IndyMac Bank’s Home Construction Lending group. Mr. Moe was paid an aggregate salary and bonus of $104,905 for his services during the year. Robert Perry, Mr. Perry’s father, is an independent building inspector who is hired by IndyMac Bank’s Homebuilder division from time to time to inspect properties that secure IndyMac Bank construction loans. Mr. Robert Perry was paid $121,750 for his services during the year and IndyMac Bank was reimbursed for such amount through the fees paid by the subject borrowers. Roger Perry, Mr. Perry’s brother, was employed as a loan officer for IndyMac Bank’s Homebuilder division. Mr. Roger Perry was paid an aggregate salary and bonus of $183,790 for his services during the year. Annie Welch, Mr. Perry’s cousin, was employed as a Vice President, Operations for IndyMac Bank’s Home Construction Lending group. She was paid an aggregate salary and bonus of $190,350 for her services during the year. Jeanne Telvig, Mr. Perry’s sister-in-law, was employed as a Relationship Manager for IndyMac Bank’s Business-to-Business group. She was paid an aggregate salary and bonus of $42,228. Natalie Haden, Mr. Haden’s daughter, was employed as a Customer Specialist for IndyMac Bank’s Business-to-Business group. Ms. Haden was paid an aggregate salary and bonus of $58,765 for her services during the year.

      In September 2003, IndyMac repurchased a 500,000 share stock option, with an exercise price of $24.415 and an expiration date of February 9, 2004, from the estate of David S. Loeb, IndyMac’s former Chairman of the Board. The stock option was purchased for $435,000, which was determined by independent third parties to be the fair value of the option at the time of purchase. Immediately after such purchase, IndyMac cancelled the option and the underlying shares became available for subsequent awards under the 2000 Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

      Under Section 16(a) of the Securities Exchange Act of 1934 IndyMac’s directors and executive officers are required to report their ownership of and transactions in IndyMac’s Common Stock to the Securities and Exchange Commission and the New York Stock Exchange. Copies of these reports are also required to be supplied to IndyMac. Specific dates for filing these reports have been established by the Securities and Exchange Commission, and IndyMac is required to report in this Proxy Statement any failure of its directors and executive officers to file by the relevant due date any of these reports during 2003. Based solely on its review of the copies of the reports prepared or received by it, IndyMac believes that all such filing requirements were satisfied.

CORPORATE GOVERNANCE

General

      IndyMac adopted formal corporate governance standards in January 2002 and the Nominating and Governance Committee of the Board of Directors reviews those standards annually to ensure they incorporate recent corporate governance developments and generally meet the corporate governance needs of IndyMac. In connection with its annual review of IndyMac’s corporate governance standards, the Nominating and Governance Committee has reviewed and discussed IndyMac’s compliance with the applicable Securities and Exchange Commission and New York Stock Exchange corporate governance rules and requirements and believes that IndyMac is in compliance with all such rules and requirements. You may obtain the Board of Directors’ Guidelines for Corporate Governance Issues and the charters of each of the Board’s committees, including the charter of the Nominating and Governance Committee, by accessing the “Corporate Governance” subsection of the “Investors” section of www.IndyMacBank.com, or by writing to IndyMac’s Corporate Secretary at IndyMac Bancorp, Inc., 155 North Lake Avenue, Pasadena, California 91101.

Director Independence and Presiding Director

      In October 2002, the Nominating and Governance Committee of the Board of Directors adopted criteria and procedures for evaluating the independence of IndyMac’s directors based on the then proposed listing standards of the New York Stock Exchange, which have since been adopted in substantially the form proposed. Pursuant to these procedures, the Board undertook its annual review of director independence in January 2004. During this review, the Board considered relationships and transactions during the past five years between each director or any member of his or her immediate family and IndyMac and its subsidiaries and affiliates, including those reported under “Certain Transactions and Business Relationships”. The purpose of the review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

      Based on the review, the Board of Directors affirmatively determined that Messrs. Caldera, Gramley, Grant, Haden, Hodel, Hunt and Ukropina, constituting all of the directors nominated for election at the Annual Meeting other than Mr. Perry, IndyMac’s Chairman of the Board and Chief Executive Officer, are independent of IndyMac and its management under the criteria established by the Nominating and Governance Committee of the Board, which equals 87.5% of the Board of Directors.

      The Board of Directors’ Guidelines for Corporate Governance Issues require the Board to appoint a presiding director who is an independent director and is to be selected from among the Chairmen of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. In October 2002, the Board appointed Mr. Ukropina, Chairman of the Compensation Committee, to the presiding director position to serve until the first Annual Meeting following such appointment and for one year thereafter upon his re-election as a director of IndyMac at such Annual Meeting. Accordingly, Mr. Ukropina will serve as presiding director until IndyMac’s 2004 Annual Meeting, at which time the Board will appoint a new presiding director. As presiding director, Mr. Ukropina chairs the executive sessions of the Board meetings, in which the Board meets without the Chairman and Chief Executive Officer and other officers. The Board of Directors met in executive session at six of its 11 meetings in 2003.

Communicating with the Presiding Director and the Board

      You may communicate with the presiding director or the Board as a group by writing to Presiding Director, IndyMac Bancorp, Inc., 155 North Lake Avenue, Pasadena, California 91101. Communications to specific non-management directors may be submitted to the attention of the Corporate Secretary at the same address. The Corporate Secretary will review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate

Secretary, deals with the functions of the Board or committees thereof or that she otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by IndyMac that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters may be communicated in this manner, or may be submitted via the Accounting/ Audit link under the “Contact Us” section of www.IndyMacBank.com. These concerns are immediately brought to the attention of IndyMac’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Audit Committee Financial Experts

      Pursuant to the applicable rules of the Securities and Exchange Commission, the Board undertook a review of the qualifications and expertise of the Audit Committee members in January 2004. Based on this review, the Board of Directors has determined that Messrs. Grant, Hunt and Ukropina, all of the members of the Audit Committee, are “audit committee financial experts,” as defined by the Securities and Exchange Commission rules.

Consideration of Stockholder Candidates and Selection Criteria

      The Nominating and Governance Committee will consider candidates recommended by stockholders of IndyMac for nomination for election to the Board of Directors at IndyMac’s Annual Meeting. A stockholder who wishes to recommend a candidate for nomination to the Board of Directors must submit such recommendation to the Corporate Secretary of IndyMac in accordance with the Nominating and Governance Committee’s Policy and Guidelines on Director Candidates Recommended by Stockholders, which requires such notice be delivered to and received no later than one hundred twenty (120) days prior to the anniversary date of the proxy statement released in connection with the previous year’s annual meeting. All such recommendations will be forwarded by the Corporate Secretary to the chairman of the Nominating and Governance Committee.

      All stockholder recommendations of candidates for nomination for election to IndyMac’s Board must be in writing and must set forth as to each director candidate recommended the following: (1) name, age, business address and residence address of the individual; (2) the principal occupation or employment of the person during the five-year period preceding the date of the recommendation; (3) the class and number of shares of capital stock of IndyMac that are owned beneficially or of record by the individual; (4) any other information relating to the person that would be required to be included in a proxy statement prepared in connection with the solicitation of proxies for an election of directors pursuant to applicable law and regulations. The information must also include certain information as to the stockholder providing the recommendation, which includes, the name and address of the stockholder and the class and number of shares of capital stock of IndyMac which are owned beneficially or of record by the stockholder. Each recommendation must be accompanied by the written consent of each individual recommended, which must include a statement that if the individual were to be nominated and elected the individual would serve as a director of IndyMac and permission to investigate the individual for purposes of considering the individual as a director nominee.

      The Nominating and Governance Committee will consider prospective nominees for the Board of Directors based on the need for additional Board members to fill vacancies or to expand the size of the Board. Once the Nominating and Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate.

This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation. The Committee then evaluates the prospective nominee against the standards and qualifications set forth in IndyMac’s Guidelines for Corporate Governance Issues, including relevant experience, industry expertise, intelligence, independence, diversity of background and outside commitments.

      Shareholders may also make nominations of persons for election to the Board of Directors at the annual meeting in accordance with the Bylaws of IndyMac, if the shareholder provides notice of such nomination to the Corporate Secretary (1) not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders and (2) in the form required by the Bylaws of IndyMac. No shareholder nominations of persons for election to the Board of Directors were received in connection with the 2004 Annual Meeting.

Director and Executive Officer Stock Ownership Policies

      In October 2002, the Nominating and Governance Committee and the Compensation Committee of the Board of Directors adopted stock ownership requirements for IndyMac’s directors and executive officers. The requirements specify that directors who have served on the Board for at least three years are expected to own Common Stock (including vested stock options) with a value equal to the annual Board retainer fee. IndyMac’s Chief Executive Officer, with a tenure of more than five years, is expected to own Common Stock (including vested stock options) with a value equal to five times his annual base salary. All other executive officers of IndyMac are expected to own Common Stock (including vested stock options) with a value equal to two times each of their base salaries if their tenure is five or more years and equal to each of their base salaries if their tenure is less than five years. Although these stock ownership requirements do not mandate the purchase of Common Stock, any director or executive officer who has not met the ownership requirements is expected to refrain from selling any Common Stock until he or she has met the ownership requirements. Currently all of the directors, including Mr. Perry, in his capacity as Chief Executive Officer, meet or exceed these requirements.

Code of Business Conduct and Ethics

      IndyMac has a Code of Business Conduct and Ethics that is applicable to all employees, officers and directors of IndyMac, including the principal executive officer, the principal financial officer and the principal accounting officer. You may obtain the Code of Business Conduct and Ethics by accessing the “Corporate Governance” subsection of the “Investors” section of www.IndyMacBank.com, or by writing to IndyMac’s Corporate Secretary at IndyMac Bancorp, Inc., 155 North Lake Avenue, Pasadena, California 91101. IndyMac intends to post amendments to or waivers from the Code of Business Conduct and Ethics (to the extent applicable to IndyMac’s principal executive officer, principal financial officer or principal accounting officer) at this location on its website.

AUDIT COMMITTEE MATTERS

Audit Committee Report

      Management is responsible for IndyMac’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of IndyMac’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, but the Audit Committee is not responsible for preparing IndyMac’s financial statements or auditing those financial statements, which are the responsibilities of management and the independent auditors, respectively.

      The Audit Committee has reviewed with Ernst & Young LLP, who, as IndyMac’s independent auditors, are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, Ernst & Young LLP’s judgment as to the quality, not just the acceptability, of IndyMac’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has also discussed with IndyMac’s internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent auditors to discuss the results of their examinations, their evaluations of IndyMac’s internal controls and the overall quality of IndyMac’s financial reporting.

      In the context of the foregoing, the Audit Committee has reviewed the audited financial statements of IndyMac for the fiscal year ended December 31, 2003 with management. In connection with that review, management represented to the Audit Committee that IndyMac’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

      The Audit Committee has discussed the consolidated financial statements with Ernst & Young LLP and it also has discussed with Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the audit. The Audit Committee also has received written disclosures and a letter from Ernst & Young LLP regarding its independence from IndyMac as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with Ernst & Young LLP the independence of the firm, and has considered all of the above communications as well as all audit, audit-related and non-audit services provided by Ernst & Young LLP. In reliance upon the foregoing, the Audit Committee has determined that Ernst & Young LLP are independent auditors with respect to IndyMac within the meaning of the federal securities laws and the rules and regulations thereunder and Rule 3600T of the Public Company Accounting Oversight Board, which designates as interim independence standards Rule 101 of the American Institute of Certified Public Accountants’ Code of Professional Conduct and Standards Nos. 1, 2 and 3 of the Independence Standards Board.

      All three members of the Audit Committee have been determined by the Board of Directors of IndyMac to be independent directors and financial experts as more fully described in “Corporate Governance”. The oversight and other responsibilities of the Audit Committee are described in the Audit Committee’s recently revised Charter, which is attached to this Proxy Statement as Appendix A.

      In reliance upon the above materials and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in IndyMac’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

The Audit Committee

Hugh M. Grant, Chairman
Robert L. Hunt II
James R. Ukropina

Fees of Principal Accountants

      The Audit Committee, in its capacity as a committee of the IndyMac Board of Directors, is directly responsible for the appointment, compensation, retention and oversight of IndyMac’s independent auditors. The Audit Committee is required to approve all engagements with the independent auditors, including both audit services and non-audit services prior to such services being rendered. The Audit Committee has delegated to the Audit Committee Chairman the ability to pre-approve non-audit service engagements with the independent auditors involving fees of up to $100,000 per engagement. Any such services pre-approved by the Chairman are to be reported at the next full Audit Committee meeting. In approving such non-audit services, the Audit Committee (or Chairman when applicable) considers whether the proposed services are prohibited under current law or regulations. The Audit Committee (or Chairman when applicable) must, in order to approve the proposed non-audit services, also be of the opinion that the proposed services, both individually and collectively with all other provided services, will not impair the independence of the independent auditors relative to the financial statement audit opinion discussed above. The Audit Committee also receives assurances from the independent auditors for every proposed engagement that the independent auditors believe that the proposed engagement is not a prohibited service under applicable laws and regulations and that the proposed service will not impair the auditors’ independence relative to their audit opinion regarding IndyMac’s financial statements.

      The following table sets forth the aggregate fees agreed upon with and/or billed to IndyMac for the fiscal years ended December 31, 2003 and 2002 by Ernst & Young LLP:

Type of Fee	2003		2002

Audit Fees(1)	$1,025,000		$678,000

Audit Related Fees(2)	580,000	(3)	250,000	(3)

Tax Fees(2)(4)	262,000		437,000

All Other Fees(2)(5)	334,000		1,793,000

(1)	Includes the fees for the audit of IndyMac’s annual financial statements and the review of the financial statements included in IndyMac’s Form 10-Qs for the fiscal year.

(2)	The Audit Committee has considered whether the provision of the services relating to these fees is compatible with maintaining the auditors’ independence. The Audit Committee’s pre- approval procedures were implemented in October 2002. Following this date, none of the services relating to these fees were rendered pursuant to a waiver of the pre-approval procedures.

(3)	Includes fees for accounting consultations, which included due diligence for securitization and other transactions, research and audits of the employee benefit plans.

(4)	Includes fees relating to implementation of a payroll company tax strategy, state tax planning and other tax-related strategic initiatives, as well as the preparation of tax returns.

(5)	Includes fees for all services not included in the other three categories listed. The fees in 2003 were primarily related to the completion of a cash management project and security and IT risk assessment services. The fees in 2002 were primarily related to business continuity planning, data security testing, information technology strategic planning and training, and human resources advisory services.

PROPOSAL ONE

ELECTION OF DIRECTORS

      IndyMac has eight directors. The eight current directors are nominees for election as directors to serve until the next annual meeting and until their successors are elected and have qualified. The one nominee who has been appointed to the Board of Directors since the last election of directors was initially recommended to the Nominating and Governance Committee of the Board by Mr. Perry, the Chief Executive Officer of IndyMac. In the absence of contrary instructions, it is the intention of the persons named in the accompanying proxy to vote for the nominees listed below. If any nominee becomes unavailable to serve for any reason, an event the Board of Directors does not anticipate, the proxies solicited hereby will be voted for election of the person, if any, designated by the Board of Directors to replace that nominee. Pursuant to the terms of Mr. Perry’s employment agreement, if Mr. Perry is not elected to the Board of Directors, he may terminate his employment agreement with IndyMac.

Director Nominees

      The following persons have been nominated to serve as directors of IndyMac for the ensuing year:

      Michael W. Perry, age 41, is Chief Executive Officer and Chairman of the Board of Directors of IndyMac and IndyMac Bank. He has been a director of IndyMac since October 1997 and served as Vice Chairman of the Board of Directors of IndyMac and IndyMac Bank from March 2000 until February 2003 when he was appointed Chairman of the Board of Directors of IndyMac and IndyMac Bank following the retirement of David S. Loeb, the former Chairman of both IndyMac and IndyMac Bank. Mr. Perry has been with IndyMac since January 1993 and previously served as President of IndyMac from January 1997 to February 1999, and Chief Operating Officer from January 1993 to January 1997. Mr. Perry has direct responsibility for the management of IndyMac and its subsidiaries. From May 1987 to December 1992, he served in various positions with Commerce Security Bank, including as Senior Executive Vice President in charge of the Mortgage Banking Division and as Chief Financial Officer. He has 19 years of business experience with financial institutions, real estate firms and mortgage banking companies, including four years as a certified public accountant with KPMG Peat Marwick LLP.

      Louis E. Caldera, age 47, became a director of IndyMac Bancorp in May 2002. He is also a director of IndyMac Bank. In August 2003, Mr. Caldera was appointed President of the University of New Mexico. Prior to this appointment, commencing in 2001, Mr. Caldera served as Vice Chancellor for University Advancement of The California State University System. Mr. Caldera held two appointed posts in the Clinton administration — Secretary of the Army from 1998 to 2001 and Managing Director and Chief Operating Officer of the Corporation for National and Community Service from 1997 to 1998.

Mr. Caldera served three terms in the California State Assembly, from 1992 to 1997, representing the 46th District. Prior to his election to the Assembly, he worked as a deputy county counsel for the County of Los Angeles and as an attorney in private practice, including at the law firm of O’Melveny & Myers LLP. He currently serves on the Board of Directors of Belo Corporation and Southwest Airlines Co. Mr. Caldera received a B.S. from the United States Military Academy, an M.B.A. from Harvard Business School and a J.D. from Harvard Law School.

      Lyle E. Gramley, age 77, has been a director of IndyMac since January 1993. He is also a director of IndyMac Bank. Mr. Gramley is a former member of the Board of Governors of the Federal Reserve System. Since September 1985, he has been employed by the Mortgage Bankers Association of America as its chief economist and, more recently, as a consulting economist. During that period he also has been self-employed as an economic consultant. Since June 2002, Mr. Gramley has been a Senior Economic Advisor with the Schwab Washington Research Group. He serves on the Board of Trustees of the following mutual funds distributed by Dreyfus Service Corporation: Cash Management, Cash Management Plus, Inc., Government Cash Management, Treasury Cash Management, Treasury Prime Cash Management, Tax Exempt Cash Management, Municipal Cash Management Plus and New York Municipal Cash Management.

      Hugh M. Grant, age 67, has been a director of IndyMac since May 2000. He is also a director of IndyMac Bank. Since 1996, Mr. Grant has been a business consultant. Prior to 1996, he spent approximately 38 years with Ernst & Young LLP (including service with Arthur Young & Company before its 1989 merger with Ernst & Whinney) where, among other things, he was Vice-Chairman and Regional Managing Partner-Western United States. He is a Director and member of the Audit Committee of Tetra Tech, Inc. Mr. Grant also serves on the Board of Directors and as Chairman of the Audit Committee of Inglewood Park Cemetery.

      Patrick C. Haden, age 51, has been a director of IndyMac since March 2000. He is also a director of IndyMac Bank. Mr. Haden has been a general partner of Riordan, Lewis & Haden, an equity investment firm, since 1987. Mr. Haden serves on the Board of Directors of Tetra Tech, Inc., Financial Pacific Insurance Group, Inc., Bradshaw International, Inc. and Systems Management Specialists, Inc. He serves on the Compensation Committee and the Audit Committee of the Board of Directors of Tetra Tech, Inc. Mr. Haden graduated Magna Cum Laude, Phi Beta Kappa from the University of Southern California and was awarded a Rhodes Scholarship to study Economics at Oxford University in England. Mr. Haden received a J.D. from Loyola Law School.

      Terrance G. Hodel, age 61, has been a director of IndyMac since July 2003. He is also a director of IndyMac Bank. Mr. Hodel most recently served as Chief Executive Officer of Paymap, Inc. from 2001 to May 2003. Prior to that, Mr. Hodel held the position of President and Chief Operating Officer of North American Mortgage Company, from 1992 to 1997 when the company was acquired by Dime Bancorp, Inc. Prior to his service at North American Mortgage Company, Mr. Hodel served as President and Chief Executive Officer of IMCO Realty Services, a large mortgage banking company, from 1985 to 1992, and was President and Chief Executive Officer of Wells Fargo Mortgage Company from 1979 to 1985. Mr. Hodel serves on the Board of Trustees of Marin Academy and Pomona College, and on the Board of Directors of Luther Burbank Savings. Mr. Hodel received an M.B.A. from Stanford University.

      Robert L. Hunt II, age 53, has been a director of IndyMac since November 2001. Mr. Hunt is also a director of IndyMac Bank. Mr. Hunt held the position of President and Chief Operating Officer of Coast Savings Financial, Inc. and its subsidiary, Coast Federal Bank, from 1991 to 1998 when Coast was acquired by H.F. Ahmanson & Company, the holding company for Home Savings of America. From 1998 to 2003, Mr. Hunt served as a trustee for the Coast Federal Contingent Payments Rights Litigation Trust, a publicly traded entity that was spun off by Coast Federal at the time of its acquisition. He served as Chief Financial Officer and Executive Vice President of Coast Federal Bank from 1983 to 1991. Prior to his service at Coast Federal Bank, Mr. Hunt held the position of Vice President and Controller of Fidelity Federal Savings and Loan from 1980 to 1983 and was an audit manager at the public accounting firm of KPMG Peat Marwick where he served from 1972 to 1980. Mr. Hunt is a graduate of the University of Southern California.

      James R. Ukropina, age 66, has been a director of IndyMac since February 2001. He is also a director of IndyMac Bank. In January 2003, Mr. Ukropina assumed the position of Chief Executive Officer of Directions, LLC, a management and strategic consulting firm. Since February 2001, he has been Of Counsel to O’Melveny & Myers LLP and from 1992 to that date he served as a senior partner with that firm. He serves on the Board of Directors of Lockheed Martin Corporation, Pacific Life Insurance Company, and Central Natural Resources Corporation. He also serves on the Audit Committee and the Ethics and Nominating Committee of the Board of Directors of Lockheed Martin Corporation. Mr. Ukropina previously served on the Boards of Directors of Security Pacific Corporation, Santa Fe International Corporation, Miller’s Outpost, Stanford University, the California Chamber of Commerce, the California Business Roundtable, Occidental College, Executive Service Corps of Southern California, the Advisory Council of the Stanford Graduate School of Business, KCET, a public television station in Los Angeles, and the California Economic Development Corporation. Mr. Ukropina received an A.B. from Stanford University, an M.B.A. from the Stanford Graduate School of Business Administration, and an L.L.B. from the University of Southern California Law School, where he was Editor-in-Chief of the Southern California Law Review.

Vote Required; Board Recommendation

      The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote on this matter at the Annual Meeting will be required to elect each of the director nominees.

      The Board of Directors recommends that stockholders vote FOR each of the nominees. Proxies solicited by the Board of Directors will be so voted unless the stockholder specifies otherwise.

Board Meetings, Committees and Attendance

      The Board of Directors held 11 meetings, in person or by telephone, during 2003. Each Board member is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties. It is estimated that during 2003 on average each Board member spent approximately 304 hours in Board and Committee meetings and in preparation time for those meetings. In addition to attendance at Board and Committee meetings, each member of the Board is expected to attend each Annual Meeting of Stockholders and all members of the Board attended the 2003 Annual Meeting of Stockholders.

      The Asset and Liability Committee of the Board of Directors advises and consults with management concerning IndyMac’s financing strategy, financial policies and financial condition in order to assure conformance with IndyMac’s requirements for growth and sound operations. The committee held four meetings in 2003. The committee consists of Messrs. Hunt, Gramley and Hodel. The chairman of the committee is Mr. Hunt. Mr. Hodel joined the committee on July 28, 2003.

      The Audit Committee of the Board of Directors’ primary purpose is to assist the Board in fulfilling its oversight responsibilities with respect to the integrity of IndyMac’s financial statements, reports and other financial information provided by IndyMac to its stockholders and others. In addition, the Audit Committee reviews IndyMac’s compliance with legal and regulatory financial disclosure requirements, the independent auditor’s qualifications, performance and independence, and the performance of IndyMac’s internal audit function. The Audit Committee of the Board of Directors monitors IndyMac’s audit, accounting and financial reporting processes and system of internal controls. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A. In the opinion of the Board of Directors of IndyMac, all current members of the Audit Committee are independent directors as required and defined by the New York Stock Exchange (see the further discussion regarding director independence and audit committee financial experts in “Corporate Governance” and “Audit Committee Matters”). The committee held eight meetings in 2003. The committee consists of Messrs. Grant, Hunt and Ukropina. The chairman of the committee is Mr. Grant.

      The Management Development and Compensation Committee of the Board of Directors, also referred to as the Compensation Committee, establishes, reviews and monitors IndyMac’s compensation philosophy and practices in order to assist the Board in the discharge of its responsibilities relating to (a) the fair and competitive compensation of the Chief Executive Officer and other key executives, (b) the pension and employee welfare plans of IndyMac, (c) the development of, and orderly succession planning related to, key personnel, and (d) the creation of a corporate environment where ethical behavior is the standard. The Compensation Committee administers IndyMac’s stock award plans and loan plans, oversees management’s administration of IndyMac’s deferred compensation plan and defined benefit pension plan, and reviews the compensation of IndyMac’s executive officers. The committee held seven meetings in 2003. The committee consists of Messrs. Ukropina, Caldera and Hunt, each of whom is a non-employee and independent director of IndyMac. The chairman of the committee is Mr. Ukropina.

      The Nominating and Governance Committee of the Board of Directors sets guidelines for corporate governance and monitors the governance of IndyMac to assure that IndyMac has a “best practices” corporate governance program. Specifically the Nominating and Governance Committee reviews and recommends to the Board of Directors, among other things, Board membership criteria, nominees for election as directors at each Annual Meeting, membership of the committees of the Board and matters relating to the performance, compensation and independence of Board members. The Nominating and Governance Committee considers candidates for the Board of Directors suggested by its members and other Board members, with input from the Chief Executive Officer. The committee also is authorized to retain a third-party executive search firm to identify candidates from time to time. The committee will consider candidates for the Board that are recommended by stockholders of IndyMac as further discussed in “Corporate Governance”. The committee held seven meetings in 2003. The committee consists of Messrs. Haden, Grant and Ukropina, all of whom are independent as required and defined by the New York Stock Exchange. The chairman of the committee is Mr. Haden.

IndyMac Bank Board

      Each member of the IndyMac Board of Directors also serves as a director of IndyMac Bank, IndyMac’s principal operating subsidiary. The IndyMac Bank Board of Directors also has two independent directors who do not serve on the IndyMac Board of Directors. The IndyMac and IndyMac Bank Board of Directors meetings are held concurrently. The following are the persons who serve as directors of IndyMac Bank only:

      Lydia H. Kennard, age 49, became a director of IndyMac Bank in May 2002. Ms. Kennard served as Executive Director of Los Angeles World Airports (“LAWA”) from August 1999 to November 2003. She joined LAWA in 1994 as Deputy Executive Director for Design and Construction. Prior to this, she was President of KDG Development Construction Consulting (“KDG”), a Los Angeles-based firm specializing in land-use planning, development, programming and construction management for public and private sector clients. Ms. Kennard is currently serving KDG in a consultant capacity. She also serves on the Board of Directors of Unova, Inc. Ms. Kennard received a B.A. from Stanford University, a Masters from the Massachusetts Institute of Technology and a J.D. from Harvard Law School.

      Senator John Seymour (ret.), age 66, has been a director of IndyMac Bank since July 2000. He served as a California State Senator from 1982 to 1991 and as a United States Senator from 1991 to 1992 as a late-term replacement for California’s newly elected Governor. Senator Seymour is the Chief Executive Officer of the Southern California Housing Development Corporation and serves on the Board of Directors of Orange Coast Title Insurance. Senator Seymour previously served on the Boards of Directors of Los Angeles Federal Savings Bank, Irvine Apartment Communities, Inco Homes and Countrywide Financial Services. He has also served the City of Anaheim, California as Mayor and as a member of the City Council. Senator Seymour was President and Chief Executive Officer of Seymour Realty and Investment Company from 1964 to 1982. He received a B.S. in business and finance from the University of California, Los Angeles.

Director Compensation

      During 2003, each IndyMac director who was not an employee of IndyMac received (a) an annual retainer fee of $50,000 (or a pro rata amount in the case of Mr. Hodel, who was appointed to the Board of Directors in July 2003), plus an additional $20,000 fee for each member of the Audit Committee, (b) a $2,500 fee for each IndyMac Bank meeting attended by the director (c) a $2,500 fee for each committee meeting attended by the director following the first four meetings attended, (d) a $2,500 fee for each committee meeting chaired by the director, and (e) reimbursement for expenses related to attending meetings. On March 4, 2003, Messrs. Caldera, Gramley, Grant, Haden, Hodel and Hunt each received a stock option grant covering 13,707 shares of Common Stock, with an exercise price of $19.16 per share. All of the options became exercisable one year after the grant date. On the same date, Mr. Ukropina received a restricted stock award covering 4,364 shares of common stock in lieu of a stock option. The restricted stock award vests in one-third increments on the first three anniversaries of the date of grant. Directors of IndyMac are eligible to participate in IndyMac’s Deferred Compensation Plan, which for fiscal year 2003 allowed directors to defer up to 50% of their annual retainer and committee meeting fees. The Deferred Compensation Plan requires the deferral of an annual minimum amount of at least $2,000 for a number of years designated by a participating director, subject to a minimum deferral period of five years. IndyMac did not match 2003 deferrals under the Deferred Compensation Plan. For 2003, the Deferred Compensation Plan provided a return of 7.7%. During 2003, Mr. Gramley deferred $39,658 of his annual retainer and committee fees.

      IndyMac has a Director Emeritus program under which a retiring director who has attained at least the age of 65, has served as a director of IndyMac for at least seven years and is in good standing may agree to provide consulting and advisory services to IndyMac in exchange for a percentage of the annual retainer paid to the director during the preceding twelve months that is based on the director’s length of service prior to becoming a Director Emeritus. For future participants under the program, the benefit will no longer be paid for life. Instead, the benefit will be paid for the number of years equal to the term the retiring director served as a director. The program also requires that a Director Emeritus refrain from competing with IndyMac and becoming affiliated with any competitor of IndyMac.

      Thomas J. Kearns, who retired from the Board of Directors effective January 21, 2002, currently participates in the Director Emeritus program. He will receive an annual retirement benefit of $42,000 for the remainder of his life. In addition to this benefit under the Director Emeritus program, Mr. Kearns received an additional $20,000 on each of the first and second anniversary dates of his retirement for specific consulting services he has agreed to provide to IndyMac. The retirement age requirement for this program was waived for Mr. Kearns in recognition of his service as a director of IndyMac for over 10 years. Upon his retirement and pursuant to the terms of his stock option grants, Mr. Kearns’ unvested stock options became exercisable for a period of 12 months following his retirement date.

      Frederick J. Napolitano, who retired from the Board of Directors effective August 1, 2002, met all requirements of the Director Emeritus program. Under the program, Mr. Napolitano will receive an annual retirement benefit of $76,000 for the remainder of his life. Upon his retirement and pursuant to the terms of his stock option grants, Mr. Napolitano’s unvested stock options became exercisable for a period of 12 months following his retirement date.

PROPOSAL TWO

APPROVAL OF

THE 2002 INCENTIVE PLAN, AS AMENDED AND RESTATED

      At the Annual Meeting, stockholders will be asked to approve IndyMac’s 2002 Stock Incentive Plan, as amended and restated (the “Amended and Restated Plan”), which authorizes up to 6,000,000 shares of IndyMac’s Common Stock to be issued under the Amended and Restated Plan, subject to adjustment to reflect stock splits, mergers and other corporate events. The Amended and Restated Plan was adopted by the Board of Directors, subject to stockholder approval, on January 26, 2004. The closing price of IndyMac’s Common Stock on March 1, 2004 was $34.80.

      The Amended and Restated Plan will become effective if and when it is approved by the stockholders of IndyMac at the 2004 Annual Meeting. If approved, the Amended and Restated Plan will continue in effect until terminated by the Board. No Awards may be granted under the Amended and Restated Plan, however, after the ten-year anniversary of the effective date. Any Awards that are outstanding at the time the Amended and Restated Plan is terminated will remain subject to the terms of the Amended and Restated Plan. If the Amended and Restated Plan is not approved by the stockholders at the Annual Meeting, the unamended 2002 Plan shall remain in full force and effect in accordance with its terms as in effect immediately prior to the Annual Meeting. The Amended and Restated Plan is being submitted to the stockholders, among other reasons, in order to preserve the full deductibility of awards made pursuant to the Amended and Restated Plan under Section 162(m) of the Code.

      This summary of the material terms of the Amended and Restated Plan is qualified in its entirety by the full text of the Amended and Restated Plan, a copy of which is available for review at the principal executive offices of IndyMac. Stockholders may also obtain a copy of the Amended and Restated Plan without charge upon written request directed to: IndyMac Bancorp, Inc., Attention: Investor Relations, 155 North Lake Avenue, P.O. Box 7137, Pasadena, CA 91109-7137 (telephone: (800) 669-2300).

Description of the Amended and Restated Plan

     Key Considerations

      The following are the key amendments relating to the Amended and Restated Plan. If adopted, the Amended and Restated Plan, would:

•	increase from 3,000,000 to 6,000,000 the total number of shares of Common Stock reserved and available for issuance pursuant to awards granted under the Amended and Restated Plan. Of the original 3,000,000 shares authorized, approximately 50,000 shares remain available for issuance;

•	increase the number of stock awards (including restricted stock awards) and stock units that may be granted under the Amended and Restated Plan from 10% to 15% of the total number of shares of IndyMac’s Common Stock authorized for issuance under the Amended and Restated Plan;

•	increase from $1,500,000 to $2,000,000 the dollar amount that may be paid to any one individual pursuant to cash incentive awards granted under the Amended and Restated Plan;

•	provide that awards to non-employee directors may be made only in accordance with the terms, conditions and parameters set forth in the Director Compensation Policy; and

•	remove the Board of Directors’ discretion in determining whether or not a transaction is a change in control for purposes of the Amended and Restated Plan, other than in the event of a “merger of equals” transaction, and provide that, except as otherwise determined by the Compensation Committee, any acceleration of vesting of awards upon a change in control of IndyMac generally would be delayed until one year following such transaction (or earlier if the participant’s employment is terminated in certain circumstances).

      The Board of Directors believes that these amendments are needed to provide IndyMac the ability to continue to attract and retain highly qualified employees, officers, and directors.

     Overview

      The Amended and Restated Plan provides for the grant of non-qualified and incentive stock options, stock appreciation rights (“SARs”), bonus stock, stock units, performance shares, performance units, restricted stock, restricted stock units and cash incentive awards. The purpose of the Amended and Restated Plan is to enable IndyMac and its subsidiaries and affiliates to: (1) attract and retain persons eligible to participate in the Amended and Restated Plan; (2) motivate participants to achieve IndyMac’s long-range goals by providing incentive compensation opportunities that are competitive with those of other similar companies; and (3) further identify participants’ interests with those of IndyMac’s stockholders through compensation that is based on the value of IndyMac’s stock. Awards may be granted under the Amended and Restated Plan to any person, including any director of IndyMac or any of its subsidiaries or affiliates, who is an officer or employee of IndyMac or any of its subsidiaries or affiliates, or who is an individual who performs services for IndyMac or any of its subsidiaries or affiliates of a nature similar to those performed by officers or employees, including consultants and agents. The Amended and Restated Plan provides for grants of nonqualified options to each director of IndyMac or IndyMac Bank who is not an officer or employee of IndyMac or any of its subsidiaries or affiliates in accordance with the terms, conditions and parameters set forth in the Director Compensation Policy. Each of such directors is referred to in the Amended and Restated Plan as a “Non-Employee Director”.

     Administration

      The Amended and Restated Plan will be administered by the Compensation Committee (“Committee”). The Committee has the authority to grant, and amend, any type or combination of types of awards, whether payable in stock, cash or a combination of the two.

      The Committee may delegate all or any portion of its responsibilities or powers under the Amended and Restated Plan to persons selected by it. Until action to the contrary is taken by the Committee, ministerial, non-discretionary functions of the Amended and Restated Plan have been delegated to the senior human resources manager of IndyMac. The Committee may also delegate to officers of IndyMac the authority to grant awards under the Amended and Restated Plan, provided that such delegation is set forth in writing and includes all of the limitations and parameters applicable to such awards, and provided further that such awards are subsequently ratified by the Committee.

     General

      As of March 1, 2004, all of the approximately 3,637 officers and employees of IndyMac and its subsidiaries were eligible to receive awards under the Amended and Restated Plan, subject to the power of the Committee to determine the eligible employees and other persons (other than Non-Employee Directors) to whom awards will be granted. As of such date, 257 persons held outstanding awards under the 2002 Plan covering 2,718,006 shares of Common Stock. The total number of shares that may be granted under the Amended and Restated Plan is 6,000,000 shares, subject to adjustment as described below. Any shares allocated to an award under the Amended and Restated Plan that expires, lapses, is forfeited or terminates for any reason without issuance of the shares (whether or not cash or other consideration is paid to the holder in respect of such shares) will be available for new awards to be granted under the Amended and Restated Plan.

      The following additional limits will apply to awards under the Amended and Restated Plan: (1) no more than 900,000 shares of Common Stock may be issued over the term of the Amended and Restated Plan for bonus stock, stock unit, performance share, performance unit, restricted stock, and restricted stock unit awards; (2) no more than 1,500,000 shares of Common Stock may be issued for options and SARs granted to any one individual in any calendar year; (3) no more than 900,000 shares of Common Stock may be issued for bonus stock, stock unit, performance share, performance unit, restricted stock, and restricted stock unit awards granted to any one individual during any calendar year; (4) no more than $2,000,000 may be granted to any one individual during any calendar year as performance unit awards; and (5) no more than $2,000,000 may be paid to any one individual for any annual performance period as cash incentive awards.

      The Common Stock with respect to which awards may be made under the Amended and Restated Plan must be shares that are currently authorized but unissued, or to the extent permitted by applicable law, currently held or subsequently acquired by IndyMac as treasury shares, including shares purchased in the open market or in private transactions. At the discretion of the Committee, an award under the Amended and Restated Plan may be settled in cash rather than Common Stock. The Committee may use shares of Common Stock available under the Amended and Restated Plan as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of IndyMac or a subsidiary, including the plans and arrangements of IndyMac or a subsidiary assumed in business combinations.

      The Committee may grant any combination of stock options (both incentive and non-qualified), restricted or performance stock, cash and stock bonuses, SARs, dividend equivalents, performance awards and other stock-related benefits. The length of service required for an award to vest fully (which, in the case of stock options, must be at least one year and in the case of restricted stock or restricted stock units awards that vest without regard to the achievement of performance objectives, must be at least three years), and any other restrictions that are deemed appropriate by the Committee for a particular type of award, to particular individuals, or in particular circumstances, will be included in the individual award memorandum reflecting the grant of an award to the recipient and setting forth specific terms and conditions of the award.

      The Amended and Restated Plan contains provisions relating to adjustments of the terms of outstanding awards to reflect changes in IndyMac’s capitalization or Common Stock or the occurrence of specified events. The number and type of shares or other securities, cash or other property that may be acquired under the Amended and Restated Plan, the maximum number and type of shares or other securities that may be delivered pursuant to awards, and such other terms as are necessarily affected by such specified events are subject to adjustment in the event of a reorganization, merger, recapitalization, stock split, stock dividend, consolidation, spin-off, restructuring or similar events.

      Except as otherwise provided by the Committee, awards under the Amended and Restated Plan may not be sold, transferred, assigned, pledged or otherwise disposed of in any way except as designated by the holder by will or by laws of descent and distribution.

     Stock Options

      The Committee may grant options to purchase Common Stock, which may be either incentive stock options, which qualify for favorable tax treatment for the holders of such options, or non-qualified stock options. The purchase price of a share of Common Stock under each option must be not less that the fair market value of a share of Common Stock on the date the option is granted. Options granted under the Amended and Restated Plan will be exercisable in accordance with the terms established by the Committee. The full purchase price of each share of Common Stock purchased upon the exercise of any option must be paid at the time of exercise. The Committee, in its discretion, may impose such conditions, restrictions and contingencies on Common Stock acquired pursuant to the exercise of an option as the Committee determines to be desirable.

      Except as otherwise provided by the Committee, if an employee recipient of a stock option award under the Amended and Restated Plan terminates employment for a reason other than Cause (as determined by the Committee in its sole discretion), death, disability or retirement, the holder of the stock option may exercise the stock option at any time within a period of three months after such termination to the extent the stock option was exercisable on the date of such termination. If the employee terminates employment by reason of disability, or if the employee becomes disabled within three months after termination (other than termination for Cause), the employee may exercise the stock option at any time within a period of twelve months after such termination to the extent the stock option was exercisable on the date of such termination. If the employee terminates employment by reason of death, or if the employee dies within three months after termination (other than termination for Cause), then the stock option may be exercised within a period of twelve months after the employee’s termination of employment, to the extent the stock option was exercisable on the date of such termination. If the employee terminates employment by reason of retirement, then the stock option may be exercised within a period of twelve months after the employee’s termination of employment, to the extent the stock option was exercisable on the date of such termination. If the employee’s employment is terminated for Cause, then the stock option will expire on the date of termination. In no event, however, may any stock option be exercised by any person after its expiration date. To the extent that any option is not exercised prior to (i) a dissolution of IndyMac or (ii) a merger or other corporate event that IndyMac does not survive, and no provision is made for the assumption, conversion, substitution or exchange of the option, the option will terminate upon the occurrence of such event.

      The Amended and Restated Plan provides that, except as may be approved by IndyMac stockholders, the exercise price for an outstanding stock option may not be decreased after the stock option has been granted, nor may an outstanding stock option be surrendered to IndyMac as consideration for the grant of a new stock option with a lower exercise price.

     Stock Appreciation Rights

      The Committee may grant a SAR in connection with all or any portion of a previously or contemporaneously granted option or independent of any option grant. A SAR entitles its holder to receive the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Committee, which may not be less than the fair market value of the Common Stock at the time the SAR is granted. The excess amount will be payable in Common Stock, in cash, or in a combination thereof, as determined by the Committee. The Committee, in its discretion, may impose such conditions, restrictions, and contingencies on the Common Stock acquired pursuant to the exercise of a SAR as the Committee determines to be desirable.

     Other Stock Awards

      The Committee may grant bonus stock (a grant of shares of Common Stock in return for previously performed services, or in return for the holder surrendering other compensation that may be due), stock units (a right to receive Common Stock in the future), performance shares and performance units (a right to receive Common Stock or stock units, or the right to receive a designated dollar value of Common Stock, that is contingent upon achievement of performance or other objectives), restricted stock and restricted stock units (grants of Common Stock or the right to receive Common Stock in the future, which shares or rights are made subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the holder or the achievement of performance or other objectives, as determined by the Committee). Recipients of restricted stock may have voting rights and may receive dividends on the granted shares prior to the time the restrictions lapse.

     Cash Incentive Awards

      The Committee may grant cash incentive awards that are made contingent on the achievement of performance goals it establishes for the applicable performance period. The performance goals must be objective and must be established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance goals is substantially uncertain.

     Payment Provisions

      The Amended and Restated Plan permits the payment of the option exercise price, or award price, in cash or, at the Committee’s discretion with shares of Common Stock valued at their fair market value, or with a combination of such shares and cash. Common Stock may only be used for such purpose, however, if it has been held by the participant for such period of time, if any, as is necessary to avoid variable accounting for the options and meets any other requirements established by the Committee. Other lawful consideration, which may include a promissory note, other than from a director or executive officer of IndyMac, (under any award financing plan that may be available or as otherwise approved by the Committee) services, or cash compensation offset, may also be applied to the purchase or exercise price of an award under the Amended and Restated Plan, to the extent authorized by the Committee. The Committee may also provide for other methods of payment of the exercise price of a stock option or SAR in the Award Memorandum.

      Shares held by an Amended and Restated Plan participant other than a Non-Employee Director may also be used to discharge tax withholding obligations related to the exercise of options or the receipt of other awards to the extent authorized by the Committee.

     Change in Control

      In the event of a Change in Control of IndyMac, as defined below, awards under the Amended and Restated Plan become fully vested and immediately exercisable on the one-year anniversary of the Change in Control or earlier if a participant’s employment is terminated within one year following the Change in Control by reason of disability or death, by his or her employer without “cause,” or by the participant for “good reason” (each as defined in the Amended and Restated Plan). The Committee is authorized in its discretion, however, to change such acceleration of awards (whether to provide for immediate acceleration of awards or to prohibit or otherwise limit such acceleration). A “Change in Control” will be deemed to occur under the Amended and Restated Plan if: (1) any entity or group (other than (a) IndyMac or any of its subsidiaries, (b) any employee benefit plan maintained by IndyMac or any subsidiary of IndyMac or (c) any other entity or group in connection with a Non-Control Transaction (as defined in the Amended and Restated Plan)) acquires 25% or more of the then outstanding Common Stock or the combined voting power of IndyMac’s then outstanding voting securities; (2) the individuals who as of the effective date of the Amended and Restated Plan, were members of the Board of Directors (the “Incumbent Board”) together with any new directors nominated or elected by the stockholders and approved by a vote of at least two-thirds of the Incumbent Board cease for any reason to constitute at least a majority of the members of the Board of Directors; (3) a merger, consolidation or reorganization involving IndyMac, or the sale or other disposition of all or substantially all of the assets of IndyMac, or the sale or other disposition of all or substantially all of the stock or assets of IndyMac Bank (other than a transfer to a subsidiary) is consummated, unless the transaction is a Non-Control Transaction; or (4) a complete liquidation or dissolution of IndyMac is approved by the stockholders.

      Notwithstanding the above, the Board of Directors of IndyMac may, but need not, make an affirmative determination prior to the consummation of one of the transactions, or group of related transactions, described above, that, in light of all of the circumstances, a Change in Control has not occurred for purposes of the Amended and Restated Plan, by reason of it being in essence a “combination of equals”. In making any such determination, the Amended and Restated Plan provides that the Board of Directors shall consider, without limitation, the likely effect of such transaction(s) on the makeup of IndyMac’s stockholder base, Board of Directors and senior management.

     Non-Employee Director Awards

      The Amended and Restated Plan provides for grants of awards to Non-Employee Directors in accordance with the terms, conditions and parameters set forth in the Director Compensation Policy. Pursuant to this Policy, Non-Employee Directors currently receive an automatic annual grant of nonqualified stock options (“Director Options”) to purchase the number of shares of Common Stock that equals 0.025% of the issued and outstanding shares of Common Stock as of the end of IndyMac’s preceding fiscal year (excluding Common Stock held in treasury by IndyMac), subject to a minimum grant of Director Options covering not less than 7,500 shares for each Non-Employee Director (other than newly elected Non-Employee Directors, who may receive a pro rata number of shares as set forth below). Newly elected Non-Employee Directors automatically receive a grant of Director Options upon election as follows: (1) if the Non-Employee Director is elected within six months following the annual grant date, a grant of Director Options for the number of shares covered by the most recent annual grant, and (2) if the Non-Employee Director is elected more than six months following the most recent annual grant date, but before the next annual grant date, a grant of Director Options for one-half the number of shares covered by the most recent annual director grant. The Director Options have exercise prices equal to the per share fair market value of the Common Stock on the date of grant, become fully exercisable on the first anniversary of the grant date and expire on the tenth anniversary of the grant date. In lieu of Director Options, a Non-Employee Director may elect to receive a restricted stock award that is equal in value to the Director Options and is calculated using a Black-Scholes valuation model. Such restricted stock awards vest in one-third increments on the first three anniversaries of the date of grant.

     Amendment and Termination

      The Amended and Restated Plan, and any award granted under the Amended and Restated Plan, may be amended or terminated at any time by the Board. No amendment or termination may adversely affect the rights of any participant without the participant’s written consent.

Tax Consequences of the Amended and Restated Plan

      The federal income tax consequences of the Amended and Restated Plan under current law, which is subject to change, are summarized in the following paragraphs. This summary is necessarily general and does not describe all possible federal income tax effects to particular recipients of awards under the Amended and Restated Plan or to IndyMac in all circumstances. In addition, it does not address any state or local tax consequences of awards under the Amended and Restated Plan.

     Nonqualified Stock Options

      No taxable income will be realized by an optionee upon the grant of a nonqualified stock option (“NQO”). Upon exercise of an NQO, the optionee will realize ordinary income in an amount measured by the excess of the fair market value of the shares on the date of exercise over the option price, and IndyMac will be entitled to a corresponding deduction. Upon a subsequent disposition of the shares, the optionee will realize short-term or long-term capital gain or loss, depending upon how long the shares were held. IndyMac will not be entitled to any further deduction at that time. Special rules will apply if the optionee uses previously owned shares to pay some or all of the option exercise price.

      The exercise of an NQO through the delivery of previously acquired stock will generally be treated as a non-taxable, like-kind exchange as to the number of shares surrendered and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange that are in excess of the number given up will be includible as ordinary income to the participant at the time of exercise. The excess shares will have a new holding period for capital gain purposes and a basis equal to the value of such shares determined at the time of exercise.

     Incentive Stock Options

      An optionee who receives an incentive stock option (“ISO”) will not be treated as receiving taxable income upon the grant of the option or upon the exercise of the option, if the exercise occurs, in general, during the optionee’s employment by IndyMac or within three months after termination of such employment. Any appreciation in share value after the date of grant will, however, be treated as an item of tax preference at the time of exercise in determining liability for the alternative minimum tax. If stock acquired pursuant to an ISO is neither sold or otherwise disposed of within two years from the date of grant of the option nor within one year after the date of exercise, any gain or loss resulting from disposition of the stock will be treated as long-term capital gain or loss. If stock acquired upon exercise of an ISO is disposed of prior to the expiration of such holding periods, the optionee will generally realize ordinary income, and a corresponding deduction will be allowed to IndyMac, at the time of the disposition of the shares, in an amount equal to the lesser of (1) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (2) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the optionee will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

      The exercise of an ISO through the exchange of previously acquired stock will generally be treated in the same manner as such an exchange would be treated in connection with the exercise of an NQO; that is, as a non-taxable, like-kind exchange as to the number of shares given up and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gain purposes, the same holding period as the shares that are given up. However, the holding period will not be credited for purposes of the one-year holding period required for the new shares to receive ISO treatment. Shares received in excess of the number of shares given up will have a new holding period and will have a basis of zero or, if any cash was paid as part of the exercise price, the excess shares received will have a basis equal to the amount of the cash. If a disqualifying disposition (a disposition before the end of the applicable holding period) occurs with respect to any of the shares received from the exchange, it will be treated as a disqualifying disposition of the shares with the lowest basis.

      If the exercise price of an ISO is paid with Common Stock acquired through a prior exercise of an ISO, gain will be realized on the shares given up (and will be taxed as ordinary income) if those shares have not been held for the minimum ISO holding period (two years from the date of grant and one year from the date of transfer), but the exchange will not affect the tax treatment, as described in the immediately preceding paragraph, of the shares received.

     Restricted and Other Stock

      A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, and IndyMac will not be entitled to a deduction at that time, assuming that the restrictions constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and IndyMac will be entitled to a corresponding deduction. Gains or losses realized by the holder upon disposition of the shares will be treated as capital gains and losses, with the basis in the shares being equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period will also be compensation income to the holder and deductible as such by IndyMac.

     Stock Appreciation Rights

      A recipient of an SAR will not recognize any taxable income at the time of the grant of the SAR, and IndyMac will not be entitled to a deduction for the SAR at that time. Upon the exercise of an SAR, the holder of the SAR will generally recognize ordinary income in an amount equal to the cash and/or fair market value of the shares received. If the holder receives stock, then the amount recognized as ordinary income becomes the holder’s tax basis for determining gains or losses. Subsequent gains or losses will be taxable either as short-term or long-term capital gain or loss, depending on how long the shares are held on the subsequent sale of such stock. The holding period for the shares received commences as of the date ordinary income is recognized. IndyMac will be entitled to a deduction in the amount and at the time that the holder of the SAR first recognizes ordinary income.

     Performance Awards

      A person who has been granted a performance award will not realize taxable income at the time of grant, and IndyMac will not be entitled to a deduction at that time. When an award is paid, whether in cash or shares, the participant will have ordinary income and IndyMac will have a corresponding deduction. The measure of such income and deduction will be the amount of cash and the fair market value of the shares at the time the award is paid.

     Stock Payments and Bonuses

      A person who receives a stock bonus, or a stock payment in lieu of a cash payment, will be taxed at the value of the stock on the date of award, and IndyMac will be entitled to a deduction in the same amount.

     Cash Incentive Awards

      A person who has been granted a cash incentive award will recognize ordinary income when the award is paid, and IndyMac will then be entitled to a deduction.

     Accelerated Payments

      If, as a result of a Change in Control of IndyMac, an Amended and Restated Plan participant’s options or SARs become immediately exercisable, or if restrictions immediately lapse on restricted stock, or if shares covered by a performance award are immediately issued, the additional economic value, if any, attributable to the acceleration may be deemed a “parachute payment”. The additional value will be deemed a parachute payment if that value, when combined with the value of other payments that are deemed to result from the change in control, equals or exceeds a threshold amount equal to 300% of the participant’s average annual taxable compensation over the five calendar years preceding the year in which the change in control occurs. In such case, the excess of the total parachute payments over the participant’s average annual taxable compensation will be subject to a 20% non-deductible excise tax in addition to any income tax payable. IndyMac will not be entitled to a deduction for that portion of any parachute payment that is subject to the excise tax.

     Section 162(m) Limits

      An income tax deduction is generally not available for annual compensation in excess of $1 million paid to any of the five most highly compensated executive officers of a public corporation. However, amounts that constitute “performance-based compensation” are not counted toward the $1 million limit. It is expected that options and SARs granted under the Amended and Restated Plan will satisfy the requirements for “performance-based compensation”. The Committee may designate whether any bonus stock, stock units, performance shares, performance units, restricted stock, restricted stock units or cash incentive awards being granted to any participant are intended to be “performance-based compensation” as that term is used in Section 162(m) of the Internal Revenue Code. Any such awards designated as intended to be “performance-based compensation” must be conditioned on the achievement of one or more performance measures, to the extent required by Section 162(m). The Amended and Restated Plan provides that the performance measures that may be used by the Committee for such performance awards, which must be quantitative and objective, and not qualitative, standards, may be based on any one or more of the following, as selected by the Committee: core earnings; net worth; stock price; asset quality; efficiency ratio; loan origination; deposit growth; interest rate risk; earnings per share; return on average common equity; return on average equity; net operating expense, either before or after amortization of intangible assets (goodwill); operating earnings (earnings before transaction-related expense) per diluted share of common stock, either before or after amortization of intangible assets (goodwill); return on average assets, ratio of non-performing assets to total assets; credit risk; liquidity risk; customer service; and regulatory compliance.

Benefits to Named Executive Officers and Others

      The table below reflects awards granted under the Plan during the fiscal year ended December 31, 2003 to the persons and groups shown in the table below. Any future awards under the Amended and Restated Plan will be made at the discretion of the Board of Directors or the Committee, as the case may be, and for Director Options, pursuant to the Director Compensation Policy in effect from time to time. Consequently, we cannot determine, with respect to (1) our executive officers, (2) all current executive officers as a group, (3) all non-executive directors, as a group, or (4) all eligible participants, including all current officers who are not executive officers, as a group, either the benefits or amounts that will be received in the future by such persons or groups pursuant to the Plan.

Amended and Restated 2002 Incentive Plan

	Stock Option Grants		Restricted Stock Awards

	Dollar Value	Number of	Dollar Value	Number of
Name and Position	of Options(1)	Options	of Awards(1)	Shares

Michael W. Perry	$0	0	$0	0
Chief Executive Officer of IndyMac and IndyMac Bank

Richard H. Wohl	0	0	0	0
Senior Executive Vice President, IndyMac Bank

S. Blair Abernathy	1,740,000	50,000	0	0
Executive Vice President, IndyMac Bank

Roger H. Molvar	0	0	0	0
Executive Vice President, IndyMac Bank

John O. Olinski	0	0	0	0
Executive Vice President, IndyMac and IndyMac Bank

All Executive Officers as a Group	11,429,816	328,443	0	0

All Non-Executive Directors as a Group	2,862,022	82,242	151,867	4,364

All Non-Executive Officer Employees as a Group	27,763,057	797,789	8,120,476	233,347

(1)	Based on closing price of IndyMac’s Common Stock on March 1, 2004, which was $34.80.

Vote Required; Board Recommendation

      Approval of the Amended and Restated Plan requires the affirmative vote of a majority of the votes cast, provided that the total votes cast must represent over 50% of the shares entitled to vote on the proposal.

      The Board of Directors recommends that stockholders vote FOR the Amended and Restated Plan. Proxies solicited by the Board of Directors will be so voted unless the stockholder specifies otherwise.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

General

      The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the independent auditors to audit IndyMac’s consolidated financial statements for the year ending December 31, 2004. Ernst & Young LLP has acted as the independent auditors for IndyMac since 2001. In accordance with a resolution of the Audit Committee, this appointment is being presented to stockholders for ratification at this meeting. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider their appointment. A representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and will be available to respond to appropriate questions.

Vote Required; Board Recommendation

      The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required for ratification.

      The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as IndyMac’s independent auditors for the year ending December 31, 2004. Proxies solicited by the Board of Directors will be so voted unless the stockholder specifies otherwise.

INCORPORATION BY REFERENCE

      The Stock Performance Graph, the Compensation Committee Report on Executive Compensation and the Audit Committee Report (including the reference to the independence and financial expertise of the Audit Committee members), each contained in this Proxy Statement, are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any prior or future filings made by IndyMac under the Securities and Exchange Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that IndyMac specifically incorporates such information by reference.

OTHER MATTERS

      The Board of Directors knows of no matters to be brought before the Annual Meeting other than those listed in the attached Notice of Annual Meeting. If any other matters should properly come before the Annual Meeting, the person named in the enclosed proxy will vote all proxies given to him in accordance with his best judgment on such matters.

ANNUAL REPORT AND FORM 10-K

      The 2003 Annual Report to Stockholders containing the consolidated financial statements of IndyMac for the year ended December 31, 2003, including the Annual Report on Form 10-K for the year ended December 31, 2003, accompanies this Proxy Statement.

      Stockholders may obtain without charge an additional copy of IndyMac’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission, without the accompanying exhibits, by writing to Investor Relations, IndyMac Bancorp, Inc., 155 North Lake Avenue, P.O. Box 7211, Pasadena, California 91109-7137. A list of exhibits is included in the Form 10-K, and exhibits are available from IndyMac upon payment to IndyMac of the cost of furnishing them.

STOCKHOLDER PROPOSALS

      Proposals of stockholders intended to be included in the proxy statement and presented at the 2005 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Corporate Secretary of IndyMac, 155 North Lake Avenue, Pasadena, California 91101, not later than November 17, 2004 to be considered for inclusion in IndyMac’s proxy materials for that meeting.

      Stockholders intending to present business at IndyMac’s 2005 Annual Meeting other than pursuant to Rule 14a-8 must comply with the requirements set forth in IndyMac’s Bylaws. To bring business before an annual meeting, IndyMac’s Bylaws require, among other things, that the stockholder submit written notice thereof complying with the Bylaws to the Corporate Secretary of IndyMac not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting. Therefore, IndyMac must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no sooner than December 29, 2004 and no later than January 28, 2005. If the notice is received before December 29, 2004 or after January 28, 2005, it will be considered untimely and the stockholder will not be entitled to present the proposal at the 2005 Annual Meeting.

By Order of the Board of Directors

Stephanie S. Irey
Executive Vice President,
Corporate Secretary and
Chief Governance Officer

Dated: March 17, 2004

APPENDIX A

INDYMAC BANCORP, INC. AUDIT COMMITTEE CHARTER

Purpose

      The Audit Committee is appointed by the Board of Directors (the “Board”) of IndyMac Bancorp, Inc. (the “Corporation”). The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the integrity of the Corporation’s financial statements, reports and other financial information provided by the Corporation to the stockholders and others, the independent auditor’s qualifications, performance and independence, the performance of the Corporation’s internal audit function, and the Corporation’s compliance with legal and regulatory requirements (in concert with other Board committees as provided in Section 4(d), below). The Committee is also responsible to prepare an audit committee report, as required by the Securities and Exchange Commission (the “SEC”) to be included in the Corporation’s annual proxy statement. In furtherance of these purposes, the Audit Committee shall serve as an independent and objective monitor of the performance of the Corporation’s financial reporting process and system of internal controls; maintain open and direct communication among the independent auditor, financial and senior management of the Corporation and of IndyMac Bank, F.S.B. (the “Bank”), the internal audit department, and the Board.

Composition

      The Audit Committee shall be comprised of not less than three members, who shall be independent directors meeting the requirements for independence set forth in the listing requirements of the New York Stock Exchange (the “NYSE”) and the rules of the SEC and shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. All members of the Audit Committee shall be “financially literate,” as the Board interprets such qualifications using its business judgment, or must become financially literate within a reasonable time period after appointment to the Audit Committee. At least one Audit Committee member will qualify as an “audit committee financial expert” as determined by the full Board by applying applicable SEC rules.

Meetings

      The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee shall meet separately at least annually, and more often as warranted, with management, the Director of Internal Audit and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or any of these parties believes should be discussed privately. Subject to any requirements imposed by law or by the rules of the NYSE, the Audit Committee shall control its agenda in its sole discretion and shall be able to directly access senior managers of the Corporation and its subsidiaries.

Responsibilities and Duties

      The Audit Committee’s responsibility is oversight, and it recognizes that the Corporation’s management is responsible for preparing the Corporation’s financial statements and that the independent auditor is responsible to audit them. Additionally, the Audit Committee recognizes that financial management of the Corporation, the internal audit staff, and the independent auditors, have more knowledge and more detailed information about the Corporation than do the members of the Audit Committee; including the Audit Committee’s designated financial expert(s). Consequently, while the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements and disclosures are complete and accurate or in accordance with Generally Accepted Accounting Principles (“GAAP”) and applicable rules and regulations. The Audit Committee shall review the information provided by these independent sources, and provide Board level oversight, advice, counsel, and general direction, as it deems appropriate, to management and the independent auditors.

      The following functions shall be the common recurring activities of the Audit Committee in carrying out its oversight responsibility. These functions are set forth as a guide with the understanding that the Audit Committee may, except as prohibited by law or under the rules set forth by the NYSE, diverge from this guide in appropriate circumstances.

     1. Financial Reporting and Certifications:

      a. The Audit Committee shall meet quarterly with financial management and the independent auditor to discuss the financial information contained in the Corporation’s Quarterly Reports on Form l0-Q, including disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations prior to its filing, and the results of the independent auditor’s review of Interim Financial Information pursuant to SAS 71.

      b. On a quarterly basis, the Audit Committee shall:

i. review the quarterly disclosures and financial certifications prepared by the CEO and CFO as required under the Sarbanes-Oxley Act of 2002, and any rules promulgated thereunder, including disclosure controls and procedures and internal controls over financial reporting and evaluations thereof;

ii. review and approve the adequacy of the Allowance for Loan Losses;

iii. review quarterly certifications and reports of negative press, insider fraud activity, or any submitted complaints or concerns (including those submitted confidentially and anonymously by employees of the Corporation) regarding the Corporation’s accounting practices, its internal accounting controls and/or other auditing related matters, as gathered and reported by the Director of Internal Audit or General Counsel.

      c. The Audit Committee shall review with management and the independent auditor at the completion of the annual audit of the Corporation’s consolidated financial statements included in the Annual Report on Form 10-K for the last fiscal year and prior to its filing:

i. the Corporation’s annual consolidated financial statements and related footnotes, including disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations;

ii. the independent auditor’s audit of the consolidated financial statements and their report;

iii. any significant changes required in the independent auditor’s audit plan;

iv. any difficulties encountered during the course of the audit, including any significant disagreements with management;

v. management’s assessment and assertion relating to the effectiveness of the Corporation’s internal controls over financial reporting, as well as the independent auditor’s attestation thereof;

vi. any management letter provided by the independent auditors and management’s response to that letter; and

vii. other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards, including discussions relating to the independent auditor’s judgments about such matters as the quality, not just the acceptability, of the Corporation’s accounting practices and other items set forth in SAS 61 (Communications with Audit Committees) or such other auditing standards that may in time modify, supplement or replace SAS 61.

      d. The Audit Committee shall review and discuss with management and the independent auditor, as applicable:

i. major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation’s selection or application of accounting principles, and major issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies;

ii. analyses prepared by management or the independent auditor setting forth significant financial reporting issues, including analyses of the effect of alternative methods under GAAP on the financial statements;

iii. the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements;

iv. the general type and presentation of financial information included in earnings press releases (including any use of “pro-forma” or “adjusted” non-GAAP, information), as well as corporate financial information and earnings guidance provided to analysts and rating agencies;

v. any accounting adjustments that were noted or proposed by the independent auditor but were passed (as immaterial or otherwise);

vi. any communications between the independent auditor’s audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement.

The Audit Committee shall not be responsible for oversight of individual transactions, including, but not limited to, whole loan sale, agency sale or securitization transactions.

     2. Independent Auditor Responsibilities:

      a. The Audit Committee, in its capacity as a committee of the Board, is directly responsible for the appointment, compensation, retention and oversight of the Corporation’s independent auditor. Consistent with these responsibilities, it is recognized that the independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole discretion over payment of compensation to the independent auditor for services rendered to the Corporation. The Audit Committee shall establish hiring policies for employees or former employees of the independent auditors. The Audit Committee shall periodically receive reports from the independent auditor that the independent auditor is not providing any prohibited services, is complying with regulatory partner rotation requirements, and that they are fulfilling other regulatory requirements promulgated under the Sarbanes-Oxley Act of 2002 and by the Public Company Accounting Oversight Board.

      b. The Audit Committee shall pre-approve all audit and non-audit services provided by the independent auditor. The Audit Committee may delegate this authority, up to a pre-defined dollar limit, to the Audit Committee Chairman. Services pre-approved only by the Chairman are to be reported at the next regular Audit Committee meeting.

      c. On an annual basis, the Audit Committee should review the qualification, independence, and performance of the independent auditor and present its conclusions to the Board in advance of the annual meeting of stockholders. As part of such annual review, the Audit Committee should review with the independent auditor, a written report that includes a description of the firm’s internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Corporation. The Audit Committee will take appropriate action on any disclosed relationships or issues that may reasonably be thought to bear on the independence of the auditor and satisfy itself that the Corporation has engaged an independent auditor as required by the securities laws, including the Sarbanes-Oxley Act of 2002, administered by the Securities and Exchange Commission.

     3. Internal Audit Responsibilities:

      a. The Audit Committee shall review and concur in the appointment, replacement, reassignment or dismissal of the Director of Internal Audit and shall confirm and assure the objectivity of the Director.

      b. The Audit Committee shall review the performance of the internal audit department, including the objectivity and authority of its reporting obligations, budget and staffing, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditor.

      c. The Audit Committee shall review, as needed, the internal audit department’s charter, which shall define its purpose, authority, and responsibilities.

     4. Risk Management, Ethical, Legal and Regulatory Matters:

      a. The Audit Committee shall discuss the Corporation’s guidelines and policies with respect to risk assessment and risk management. In consultation with the Director of Enterprise Risk Management, at least annually the Audit Committee shall review the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

      b. The Audit Committee shall establish and maintain a mechanism for the receipt, retention and treatment of complaints received by the Corporation from external parties and employees regarding accounting, internal accounting controls or auditing matters. The Audit Committee shall establish and maintain a procedure for the confidential, anonymous submission by Corporation employees of concerns regarding questionable accounting or auditing matters to the Committee.

      c. The Audit Committee shall review and consider the results of any review of officers’ expense accounts and perquisites, including their use of corporate assets, by the internal auditors or the independent auditor.

      d. The Audit Committee shall review with the Director of Internal Audit the results of the internal audit department’s review of compliance with the Corporation’s Code of Conduct.

      e. The Audit Committee and full Board, while acknowledging the Audit Committee’s oversight responsibility toward the Corporation’s compliance with legal and regulatory requirements, has delegated the ongoing oversight and monitoring of the following legal and regulatory matters:

i. The Nominating and Governance Committee shall oversee general litigation matters, insurance claims, corporate legal matters and contracts; and monitor compliance with insider lending and affiliate transaction rules; and act as the Corporation’s Qualified Legal Compliance Committee (“QLCC”) as described in its Charter;

ii. The Management Development and Compensation Committee shall oversee and monitor legal matters related to current and former employees, including laws regarding nondiscrimination in employment and human resource practices;

iii. The Community Lending, Compliance, Process and Technology Committee shall oversee and monitor compliance with consumer protection, anti-money laundering, bank protection and fair lending rules and regulations, as well as compliance with the Community Reinvestment Act; and

iv. The Bank’s Board of Directors shall oversee and monitor compliance with the Office of Thrift Supervision’s safety and soundness rules and regulations.

The Audit Committee shall receive reports on legal and regulatory matters from the General Counsel that may have a material impact on the Corporation’s consolidated financial statements as needed, but no less than annually.

     5. Committee Reports:

      a. The Audit Committee shall prepare an Audit Committee Report as required by the SEC for inclusion in the annual stockholders’ meeting proxy statement.

      b. The Audit Committee shall perform an annual self-evaluation of its performance.

      c. The Audit Committee shall review and reassess the adequacy of this Audit Committee Charter on an annual basis. This Charter will be included on the Corporation’s internet site, as an appendix to the annual stockholders’ meeting proxy statement at least once in every 3 year period and in the next annual stockholders’ meeting proxy statement after any significant amendment to this Charter.

      d. The Audit Committee will report its actions to the Board with such recommendations as the Audit Committee may deem appropriate.

     6. Retention of Advisors:

      a. The Audit Committee, in its sole discretion, shall have the right to retain independent legal counsel, or other independent consultants, to advise it on any matter relating to its duties or responsibilities.

      b. The Audit Committee shall have the power to conduct or authorize investigations into any matters within its scope of responsibilities and shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

      c. The Audit Committee has the authority to appropriate all funds deemed necessary by the Audit Committee to compensate any advisors or investigators retained by it, in addition to any funding the Audit Committee otherwise deems appropriate to carry out its duties.

     7. Miscellaneous:

      a. The duties and responsibilities of a member of the Audit Committee are in addition to those duties generally pertaining to a member of the Board.

      b. The Audit Committee shall be responsible for the Board policies listed below:

i. Internal Controls

ii. Internal Audit

iii. Financial & Regulatory Reporting and Independent Auditing

INDYMAC BANCORP, INC.

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS APRIL 28, 2004

     The undersigned hereby appoints Michael W. Perry, with full power of substitution, as the attorney and proxy of the undersigned, to appear and to vote all of the shares of stock of IndyMac Bancorp, Inc (“IndyMac”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of IndyMac to be held at IndyMac’s offices located at 3465 East Foothill Boulevard, Pasadena, California on April 28, 2004 at 9:00 a.m. and any adjournments or postponements thereof.

     Receipt of copies of the Annual Report to Stockholders, the Notice of the Annual Meeting of Stockholders and the Proxy Statement of the Annual Meeting is hereby acknowledged.

     (Continued and to be signed on the reverse side.)

     INDYMAC BANCORP, INC. P.O. BOX 11262 NEW YORK, N.Y. 10203-0262

INDYMAC BANCORP, INC.	YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET https://www.proxyvotenow.com/nde	TELEPHONE 1-888-216-1322	MAIL

• Go to the website address listed above	• Use any touch-tone telephone	• Mark, sign and date your proxy card.
• Have your proxy card ready	• Have your proxy card ready	• Detach your proxy card.
• Follow the simple instructions that appear on your computer screen	• Follow the simple recorded instructions	• Return your proxy card in the postage-paid envelope provided.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or Internet there is no need for you to mail back your proxy card.

1-888-216-1322
CALL TOLL-FREE TO VOTE

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

[ ]	Please sign, date and return this proxy card in the enclosed envelope.	[X] Votes must be indicated (x) in Black or Blue Ink.
1.	Election of Directors

	FOR ALL	[ ]	WITHHOLD ALL	[ ]	*EXCEPTIONS	[ ]	Consent to future electronic delivery of Annual Report/Proxy Statement (see explanation on page (ii) of the Proxy Statement).	[ ]

	Nominees: 01 — Michael W. Perry, 02 — Louis E. Caldera, 03 — Lyle E. Gramley, 04 — Hugh M. Grant, 05 — Patrick C. Haden, 06 — Terrance G. Hodel, 07 — Robert L. Hunt II, 08 — James R. Ukropina						To change your address, please mark this box and correct at left	[ ]

	(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)						To include any comments, please mark this box, and use reverse side.	[ ]

	*Exceptions						I PLAN TO ATTEND THE MEETING	[ ]

2.	Approval of the IndyMac Bancorp, Inc. 2002 Incentive Plan, as Amended and Restated.	FOR	[ ]	AGAINST	[ ]	ABSTAIN	[ ]
3.	Ratification of appointment of IndyMac’s independent auditors for the year ending December 31, 2004.	FOR	[ ]	AGAINST	[ ]	ABSTAIN	[ ]

UNMARKED PROXIES WILL BE VOTED IN FAVOR OF EACH OF THESE MATTERS unless specified to the contrary.

SCAN LINE

Please date and sign exactly as your name appears on this card. Joint owners should each sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer. Executors, trustees etc. should give full title as such.

Date	Share Owner sign here	Co-Owner sign here